                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                           DATA CRITICAL CORPORATION

                            VIPER ACQUISITION CORP.

                                      AND

                                 VITALCOM INC.



                                  DATED AS OF

                                March 12, 2001

                               Table Of Contents

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SECTION ONE.....................................................................................................     2

1.       THE MERGER.............................................................................................     2

         1.1      The Merger....................................................................................     2

         1.2      Closing; Effective Time.......................................................................     2

         1.3      Effect of the Merger..........................................................................     2

         1.4      Certificate of Incorporation; Bylaws..........................................................     2

         1.5      Directors and Officers........................................................................     3

         1.6      Effect on Capital Stock.......................................................................     3

         1.7      Surrender of Certificates.....................................................................     5

         1.8      No Further Ownership Rights in Target Common Stock............................................     6

         1.9      Tax Consequences..............................................................................     6

         1.10     Accounting Treatment..........................................................................     6

         1.11     Taking of Necessary Action; Further Action....................................................     6

         1.12     Withholding...................................................................................     6

         1.13     Lost, Stolen or Destroyed Certificates........................................................     6

SECTION TWO.....................................................................................................     7

2.       REPRESENTATIONS AND WARRANTIES OF TARGET...............................................................     7

         2.1      Organization; Subsidiaries....................................................................     7

         2.2      Certificate of Incorporation and Bylaws.......................................................     8

         2.3      Capital Structure.............................................................................     8

         2.4      Authority and Enforceability..................................................................     9

         2.5      No Conflicts; Required Filings and Consents...................................................    10

         2.6      SEC Filings; Target Consolidated Financial Statements.........................................    10

         2.7      Absence of Undisclosed Liabilities............................................................    11

         2.8      Absence of Certain Changes....................................................................    11

         2.9      Litigation....................................................................................    13

         2.10     Permits; Company Products; Regulation.........................................................    13

         2.11     Title to Property.............................................................................    15

         2.12     Intellectual Property.........................................................................    15

         2.13     Environmental Matters.........................................................................    17
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                                      i.
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                               Table Of Contents
                                  (CONTINUED)

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         2.14     Taxes.........................................................................................    18

         2.15     Employee Benefit Plans........................................................................    21

         2.16     Employee Matters..............................................................................    22

         2.17     Material Contracts............................................................................    23

         2.18     Books and Records.............................................................................    24

         2.19     Customers and Suppliers; Warranty Obligations.................................................    25

         2.20     Interested Party Transactions.................................................................    25

         2.21     Insurance.....................................................................................    25

         2.22     Compliance with Laws..........................................................................    26

         2.23     Minute Books..................................................................................    26

         2.24     Brokers' and Finders' Fees....................................................................    26

         2.25     Statements; Joint Proxy Statements/Prospectus.................................................    26

         2.26     Board Approval................................................................................    26

         2.27     Opinion of Financial Advisor..................................................................    27

         2.28     Takeover Restrictions Not Applicable..........................................................    27

         2.29     Sales Pipeline................................................................................    27

         2.30     Representations Complete......................................................................    27

SECTION THREE...................................................................................................    27

3.       REPRESENTATIONS AND WARRANTIES OF ACQUIROR.............................................................    27

         3.1      Organization; Subsidiaries....................................................................    28

         3.2      Certificate of Incorporation and Bylaws.......................................................    28

         3.3      Capital Structure.............................................................................    28

         3.4      Authority and Enforceability..................................................................    29

         3.5      No Conflicts; Required Filings and Consents...................................................    30

         3.6      SEC Filings; Acquiror Consolidated Financial Statements.......................................    31

         3.7      Absence of Undisclosed Liabilities............................................................    31

         3.8      Absence of Certain Changes....................................................................    32

         3.9      Litigation....................................................................................    32

         3.10     Permits; Company Products; Regulation.........................................................    33

         3.11     Intellectual Property.........................................................................    34
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                                      ii.
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                               Table Of Contents
                                  (CONTINUED)

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         3.12     Environmental Matters.........................................................................    36

         3.13     Taxes.........................................................................................    36

         3.14     Employee Benefit Plans........................................................................    38

         3.15     Employee Matters..............................................................................    40

         3.16     Certain Contracts.............................................................................    40

         3.17     Customers and Suppliers; Warranty Obligations.................................................    41

         3.18     Interested Party Transactions.................................................................    41

         3.19     Insurance.....................................................................................    41

         3.20     Compliance with Laws..........................................................................    41

         3.21     Brokers' and Finders' Fees....................................................................    41

         3.22     Statements; Joint Proxy Statements/Prospectus.................................................    42

         3.23     Board Approval................................................................................    42

         3.24     Opinion of Financial Advisor..................................................................    42

         3.25     Valid Issuance................................................................................    42

         3.26     DGCL Section 203..............................................................................    42

         3.27     Representations Complete......................................................................    43

SECTION FOUR....................................................................................................    43

4.       CONDUCT PRIOR TO THE EFFECTIVE TIME....................................................................    43

         4.1      Conduct of Business of Target.................................................................    43

         4.2      Conduct of Business of Acquiror...............................................................    46

SECTION FIVE....................................................................................................    47

5.       ADDITIONAL AGREEMENTS..................................................................................    47

         5.1      Commercially Reasonable Efforts and Further Assurances........................................    47

         5.2      Consents; Cooperation.........................................................................    47

         5.3      Access to Information.........................................................................    49

         5.4      Confidentiality...............................................................................    49

         5.5      Joint Proxy Statement/Prospectus ; Registration Statement; Other Filings......................    49

         5.6      Meeting of Target Stockholders................................................................    51

         5.7      No Solicitation...............................................................................    52

         5.8      Meeting of Acquiror Stockholders..............................................................    54
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                                     iii.
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                                  (CONTINUED)

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         5.9      Public Disclosure.............................................................................    55

         5.10     State Statutes................................................................................    55

         5.11     Listing of Additional Shares..................................................................    56

         5.12     Target Affiliate Agreements...................................................................    56

         5.13     Indemnification...............................................................................    56

         5.14     Filing of Form S-8............................................................................    57

         5.15     Employment Matters............................................................................    57

         5.16     No Inconsistent Actions.......................................................................    58

         5.17     Board of Directors............................................................................    58

         5.18     Certain Approvals.............................................................................    58

SECTION SIX.....................................................................................................    58

6.       CONDITIONS TO THE MERGER...............................................................................    58

         6.1      Conditions to Obligations of Each Party to Effect the Merger..................................    58

         6.2      Additional Conditions to Obligations of Target................................................    59

         6.3      Additional Conditions to the Obligations of Acquiror and MergerSub............................    60

SECTION SEVEN...................................................................................................    62

7.       TERMINATION, AMENDMENT AND WAIVER......................................................................    62

         7.1      Termination...................................................................................    62

         7.2      Notice of Termination; Effect of Termination..................................................    65

         7.3      Fees and Expenses.............................................................................    65

         7.4      Amendment.....................................................................................    66

         7.5      Extension; Waiver.............................................................................    66

SECTION EIGHT...................................................................................................    67

8.       GENERAL PROVISIONS.....................................................................................    67

         8.1      No Survival of Representations, Warranties, Pre-Closing Covenants.............................    67

         8.2      Notices.......................................................................................    67

         8.3      Interpretation................................................................................    68

         8.4      Counterparts..................................................................................    69

         8.5      Entire Agreement; Nonassignability; Parties in Interest.......................................    69

         8.6      Severability..................................................................................    69
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                                      iv.
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                                  (CONTINUED)

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         8.7      Remedies Cumulative...........................................................................    69

         8.8      Enforcement of Agreement......................................................................    69

         8.9      Governing Law.................................................................................    69

         8.10     Rules of Construction.........................................................................    69

         8.11     No Personal Liability.........................................................................    70

                                      v.

                                                                [EXECUTION COPY]

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     This Agreement and Plan of Merger (this "Agreement") is made and entered
                                              ---------
into as of March 12, 2001, by and among Data Critical Corporation, a Delaware corporation ("Acquiror"), Viper Acquisition Corp., a Delaware corporation and a
              --------
wholly owned subsidiary of Acquiror ("MergerSub"), and VitalCom Inc., a Delaware
                                      ---------
corporation ("Target").
              ------

                                   RECITALS
                                   --------

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Acquiror,
                                                       ------------
MergerSub and Target intend to enter into a business combination transaction pursuant to which MergerSub will merge with and into Target (the "Merger").
                                                                  ------

     B. The Board of Directors of Target has (i) determined that the Merger is advisable and fair to, and in the best interests of, Target and its stockholders and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) recommended the approval of this Agreement by the stockholders of Target.

     C. The Board of Directors of Acquiror has (i) determined that the Merger is advisable and fair to, and in the best interests of, Acquiror and its stockholders and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) recommended the approval of the issuance of the shares of Acquiror Common Stock (as defined below) in the Merger by the stockholders of Acquiror. The Board of Directors of MergerSub has determined that the Merger is advisable and fair to, and in the best interests of, MergerSub and its sole stockholder and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement. The sole stockholder of MergerSub has approved this Agreement.

     D. Target, MergerSub and Acquiror each desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement (i) to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) to cause the Merger to qualify as a
                       ----
reorganization under the provisions of Section 368 of the Code, and (iii) that the Merger be accounted for as a purchase for financial reporting purposes.

     F. In order to induce Acquiror and MergerSub to enter into this Agreement and to consummate the transactions contemplated by this Agreement, concurrently with the execution and delivery of this Agreement, certain holders of voting capital stock of Target are entering into voting agreements and proxies with Acquiror (the "Target Voting Agreements").
               ------------------------

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows. To the extent not otherwise defined herein, all capitalized terms and other recurrent words or phrases shall have the meanings and interpretations set forth in Section 8.3.

                                  SECTION ONE

     1.   The Merger.
          ----------

          1.1  The Merger.  At the Effective Time (as defined below) and subject
               ----------
to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the
                          ---------       ---------------------
applicable provisions of Delaware Law, MergerSub shall be merged with and into Target, the separate corporate existence of MergerSub shall cease and Target shall continue as the surviving corporation of the Merger. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
     ---------------------

          1.2  Closing; Effective Time.  The closing of the transactions
               -----------------------
contemplated by this Agreement (the "Closing") shall take place as soon as
                                     -------
practicable, and in no event later than three (3) business days, after the satisfaction or waiver of all of the conditions set forth in Section 6 or at such other time as the parties agree (the "Closing Date"). In connection with
                                           ------------
the Closing, the parties shall cause the Merger to be consummated by filing the Certificate of Merger, together with any required officers' certificates, with the Secretary of State of the State of Delaware (the "Delaware Secretary"), in
                                                      ------------------
accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time"). The Closing shall take place at the offices of
           --------------
Orrick, Herrington & Sutcliffe LLP, 719 Second Avenue, Suite 900, Seattle, Washington 98104, or at such other location as the parties agree. If the Delaware Secretary requires any changes in the Certificate of Merger as a condition to filing or issuing a certificate to the effect that the Merger is effective, Acquiror, MergerSub and Target will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

          1.3  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. At the Effective Time, all the property, rights, privileges, powers and franchises of MergerSub shall vest in the Surviving Corporation, and all debts, liabilities and duties of MergerSub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

               (a) At the Effective Time, the Certificate of Incorporation of MergerSub (the "Certificate of Incorporation"), as in effect immediately prior
                ----------------------------
to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

               (b) At the Effective Time, the Bylaws of MergerSub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          1.5  Directors and Officers.  At the Effective Time, the directors and
               ----------------------
officers of Target shall resign and the directors of MergerSub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of MergerSub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          1.6  Effect on Capital Stock.  By virtue of the Merger and without any
               -----------------------
action on the part of Acquiror, Target or MergerSub or any of their respective stockholders, the following shall occur at the Effective Time:

               (a)  Conversion of MergerSub Common Stock. Each share of Common
                    ------------------------------------
Stock of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation (the "Surviving Corporation Common Stock").
                  ----------------------------------

               (b)  Conversion of Target Common Stock. Each share of Common
                    ---------------------------------
Stock, par value $0.001 per share, of Target (the "Target Common Stock") issued
                                                   -------------------
and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(c)) shall be automatically converted into 0.62 shares of Common Stock, par value $0.001 per share, of Acquiror (the "Acquiror
                                                                      --------
Common Stock") (such ratio of exchange being the "Exchange Ratio").  All shares
------------                                      --------------
of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock therefor and/or, to the extent provided herein or required under Delaware law, cash, in each case upon the surrender of such certificate in accordance with Section 1.7 and without interest.

               (c)  Cancellation of Target Common Stock Owned by Acquiror or
                    --------------------------------------------------------
Target. At the Effective Time, all shares of Target Common Stock that are owned
------
by Target as treasury stock and all shares of Target Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

               (d)  Target Stock Options.
                    --------------------

                         (i)  All options to purchase Target Common Stock issued
and outstanding immediately prior to the Effective Time under the Target 1996 Stock Option Plan (the "1996 Plan"), the Target 1996 Director Option Plan (the
                        ---------
"Director Plan") and the Target 1993 Stock Option Plan, as amended and restated
 -------------
as of April 1997, December 1997 and June 1999 (the "1993 Plan" and, together
                                                    ---------
with the 1996 Plan and the Director Plan, the "Target Stock Option Plans"), and
                                               -------------------------
the Target Stock Option Plans, shall be assumed by Acquiror at the Effective Time (the options being assumed being referred to as the "Assumed Options") (it
                                                          ---------------
being understood that notwithstanding the assumption of the Assumed Options, Acquiror shall not be required to issue more shares pursuant to the exercise of the Assumed Options than are currently reserved under the Target Stock Option Plans, as such reserve shall be adjusted based on the Exchange Ratio). Upon the Effective Time, the Director Plan shall be terminated without further action required on the part of Acquiror or Target.

                         (ii) At the Effective Time, the Assumed Options shall,
by virtue of the Merger and without any further action at such time on the part of Target or the holder thereof, be assumed by Acquiror in accordance with this
Section 1.6(d). Each such Assumed Option shall continue to have, and be subject to, the same terms and conditions set forth in the respective Target Stock Option

Plan and any applicable stock option agreement immediately prior to the Effective Time, except that such Assumed Option shall be converted to an option that (A) will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such Assumed Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock and (B) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such Assumed Option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                         (iii) It is the intention of the parties that, to the
extent practicable, the Assumed Options shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Assumed Options qualified as incentive stock options immediately prior to the Effective Time. As soon as practicable after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an Assumed Option, a written document evidencing the foregoing assumption and conversion of such Assumed Options by Acquiror pursuant to this
Section 1.6(d).

                         (iv)  Other than the Assumed Options, all options,
warrants, calls, rights, commitments, agreements or arrangements of any character to which Target or any Target Subsidiary is a party or by which Target or any Target Subsidiary is bound relating to the issued or unissued capital stock of Target or any Target Subsidiary or obligating Target or any Target Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or any Target Subsidiary or obligating Target or any Target Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement, shall terminate as of the Effective Time.

               (e)  Employee Stock Purchase Plan.  Pursuant to the terms and
                    ----------------------------
conditions of the Target 1996 Employee Stock Purchase Plan (the "Target ESPP"
                                                                 -----------
and, together with the Target Stock Option Plans, the "Target Equity Plans"),
                                                       -------------------
Target's Board of Directors shall cause the offering period currently in effect as of the date hereof to be the last such offering period under the Target ESPP. All rights to purchase shares of Target Common Stock under the Target ESPP ("Purchase Rights") shall be exercised at the end of such offering period or the
-----------------
holders of such Purchase Rights shall otherwise withdraw from the Target ESPP in accordance with the terms thereof.

               (f)  Adjustments. The Exchange Ratio shall be adjusted to reflect
                    -----------
fully the effect of any forward stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring or having a record date after the date of this Agreement and prior to the Effective Time.

               (g)  Fractional Shares. No fraction of a share of Acquiror Common
                    -----------------
Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the last reported sales prices of the Acquiror Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately preceding the Closing Date.

               (h)  Unvested/Restricted Shares. If any shares of Target Common
                    --------------------------
Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Target, then the shares of Acquiror Common Stock issued in exchange for such shares of Target Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition and the certificates representing such shares of Acquiror Common Stock may accordingly be marked with appropriate legends. Target shall take all steps necessary to assign such rights of repurchase to Acquiror with respect to such shares.

          1.7  Surrender of Certificates.
               -------------------------

               (a)  Exchange Agent.  Mellon Investor Services, LLC shall act as
                    --------------
exchange agent (the "Exchange Agent") in the Merger.
                     --------------

               (b)  Acquiror to Provide Common Stock and Cash. Promptly after
                    -----------------------------------------
the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Section 1, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(b) and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g).

               (c)  Exchange Procedures. Promptly after the Effective Time, the
                    -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Target Common Stock, the shares of which were converted into shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such customary form and have such other customary provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares that such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

               (d)  No Liability. Notwithstanding anything to the contrary in
                    ------------
this Section 1.7, none of the Exchange Agent, Acquiror, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (e)  Distributions With Respect to Unexchanged Shares.  No
                    ------------------------------------------------
dividends or other distributions with respect to Acquiror Common Stock with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such

Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date on or after the Effective Time, payable (but for the provisions of this Section 1.7(e)) with respect to such shares of Acquiror Common Stock.

               (f)  Transfers of Ownership. If any certificate for shares of
                    ----------------------
Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such issuance that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          1.8  No Further Ownership Rights in Target Common Stock.  All shares
               --------------------------------------------------
of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

          1.9  Tax Consequences.  It is intended by the parties that the Merger
               ----------------
shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each party hereto and its affiliates agree to treat the Merger as a reorganization within the meaning of Section 368 of the Code. Each party has consulted with its own tax advisors with regard to the tax consequences of the Merger.

          1.10 Accounting Treatment.  For accounting purposes, the business
               --------------------
combination to be affected by the Merger is intended to be treated as a purchase.

          1.11 Taking of Necessary Action; Further Action.  If at any time after
               ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, Target agrees that the officers and directors of Target are fully authorized in the name of Target or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

          1.12 Withholding.  Acquiror shall be entitled to deduct and withhold
               -----------
from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign tax laws. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made.

          1.13 Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                  SECTION TWO

     2.   Representations and Warranties of Target.
          ----------------------------------------

               (i) Except as disclosed with appropriate Section references in a document dated as of the date of this Agreement and delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "Target
                                                                     ------
Disclosure Schedule"), each of which exceptions shall be deemed to relate to and
-------------------
to qualify only the particular representation or warranty set forth in the corresponding Section reference, and which shall be deemed to be a representation and warranty as if set forth fully herein, and (ii) in order to induce Acquiror and MergerSub to enter into and perform this Agreement and the other agreements and certificates that are required to be completed and executed pursuant to this Agreement, Target represents and warrants to Acquiror and MergerSub as follows in this Section 2:

               2.1  Organization; Subsidiaries.
                    --------------------------

                         (a)  Target and each Subsidiary of Target ("Target
                                                                     ------
Subsidiary"), if any, (i) is a corporation duly organized, validly existing and
----------
in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation, (ii) has the requisite corporate or other power and authority and all necessary government approvals to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and (iii) is duly qualified or licensed as a foreign corporation to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction set forth in Section 2.1 of the Target Disclosure Schedule, which jurisdictions are the only jurisdictions where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary (except to the extent that failure to qualify as a foreign corporation in any such jurisdiction will not have a Material Adverse Effect).

                         (b)  A true and complete list of all Target
Subsidiaries is set forth in Section 2.1 of the Target Disclosure Schedule. Target is the owner of all outstanding shares of capital stock of each Target Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Target Subsidiary are owned by Target free and clear of all liens, charges, claims, encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Target Subsidiary, or otherwise obligating Target or any Target Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. All outstanding shares of capital stock of each Target Subsidiary were issued in compliance with all applicable federal and state securities laws.

                         (c)  Neither Target nor any Target Subsidiary directly
or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than Target's ownership of the Target Subsidiaries).

          2.2  Certificate of Incorporation and Bylaws.  Target has delivered to
               ---------------------------------------
Acquiror a true and correct copy of the Certificate of Incorporation, Bylaws and other charter documents, as applicable, of Target and each Target Subsidiary, each as amended to date and as currently in force full and effect. Neither Target nor any Target Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

          2.3  Capital Structure.
               -----------------

                    (a) The authorized capital stock of Target consists of (i) Twenty-Five Million (25,000,000) shares of Common Stock, par value $.0001 per share, of which there were Eight Million, Ninety-Eight Thousand, Nine Hundred Three (8,098,903) shares issued and outstanding and One Hundred Ninety-Six Thousand, Thirty-Four (196,034) shares in treasury as of the close of business on December 31, 2000, and (ii) Five Million (5,000,000) shares of Preferred Stock (the "Target Preferred Stock" and, together with the Target Common Stock,
            -----------------------
the "Target Stock"), of which no shares are issued and outstanding. As of the
     ------------
date of this Agreement, there are no other outstanding shares of capital stock or voting securities of Target and no outstanding commitments to issue any shares of capital stock or voting securities of Target other than pursuant to the exercise of options and Purchase Rights outstanding as of the date hereof under the Target Equity Plans.

                    (b) All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or the Bylaws of Target or any agreement to which Target is a party or by which it is bound. All outstanding shares of Target Common Stock and Target Preferred Stock were issued in compliance with all applicable federal and state securities laws.

                    (c) As of February 16, 2001, Target had reserved (i) Two Million, Three Hundred Thirty-Nine Thousand, Eight Hundred Eighty-Five (2,339,885) shares of Target Common Stock for issuance to employees and consultants pursuant to the 1993 Plan, (ii) One Hundred Thousand (100,000) shares of Target Common Stock for issuance to employees and consultants pursuant to the 1996 Plan, (iii) Sixty-Thousand (60,000) shares of Target Common Stock under the Directors Option Plan, (iv) Four Hundred Fifty Thousand (450,000) shares of Target Common Stock for issuance to employees pursuant to the Target ESPP, and (v) Twenty Thousand (20,000) shares of Target Common Stock for issuance upon exercise of out-of-plan stock options. Between September 30, 2000 and the date of this Agreement, Target has not issued any additional shares or granted any additional options under the Target Equity Plans or other rights to purchase or receive appreciation or compensation in respect of or in relation to Target Stock. Section 2.3 of the Target Disclosure Schedule sets forth, as of the date of this Agreement, the number of outstanding options to purchase Target Common Stock, the maximum number of shares of Target Common Stock subject to Purchase Rights under the Target ESPP, and all other rights to acquire shares of Target Common Stock pursuant to the Target Equity Plans and the applicable exercise and/or purchase prices. Section 2.3 of the Target Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all holders of (i) outstanding options under each of the Target Stock Option Plans, including the number of shares of Target Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option, (ii) outstanding Purchase Rights under the Target ESPP, including the number of shares of Target Common Stock subject to each such Purchase Right, the next exercise date and the purchase price per share. On the Closing Date, Target shall deliver to Acquiror an updated Section 2.3 of the Target Disclosure Schedule that contains information of the type referred to in the preceding sentence that is current as of a date as close to the Closing Date as is reasonably practicable. All outstanding options to purchase Target Common Stock have been duly authorized by the Target Board of Directors or a committee thereof, are validly issued, and were issued in compliance with all applicable federal and state securities laws.

               (d) Target has not taken any action that would result in the accelerated vesting, exercisability or payment of any options to purchase Target Common Stock as a consequence of the execution of, or consummation of the transactions contemplated by, this Agreement. The Merger will not accelerate the vesting, exercisability or payment of Assumed Options or the shares of Acquiror Common Stock that will be subject to those options upon Acquiror's assumption of the Assumed Options in the Merger.

               (e) Except (i) for the rights created pursuant to this Agreement and (ii) for or with respect to rights granted under the Target Equity Plans, as of the date of this Agreement there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target or any Target Subsidiary is a party or by which Target or any Target Subsidiary is bound relating to the issued or unissued capital stock of Target or any Target Subsidiary or obligating Target or any Target Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or any Target Subsidiary or obligating Target or any Target Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

               (f) As of the date of this Agreement, there are no contracts, commitments or agreements relating to rights of refusal, co-sale rights or registration rights granted by Target with respect to any shares of Target capital stock.

               (g) As of the date of this Agreement, there are no contracts, commitments or agreements relating to voting of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to the knowledge of Target, between or among any of Target's stockholders or between or among any of Target's stockholders and any third party, except for the stockholders delivering Irrevocable Proxies (as defined below). True and complete copies of all Target Stock Option Plans and forms of stock option agreements thereunder have been made available to Acquiror and such Target Stock Option Plans and agreements have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such Target Stock Option Plans and agreements in any case from the form publicly filed by Target on or prior to February 8, 2001.

          2.4  Authority and Enforceability.  Target has all requisite corporate
               ----------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject solely in the case of consummation of the Merger to the adoption of this Agreement by Target's stockholders. The execution and delivery of this Agreement and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject solely in the case of consummation of the Merger to the adoption of this Agreement by Target's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the shares of Target Common Stock outstanding on the record date set for the Target Stockholders' Meeting (as defined in Section 2.25), is the only vote of the holders of any of Target's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby. This Agreement has been duly executed and delivered by Target and, assuming due authorization, execution and delivery by Acquiror and MergerSub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers.

          2.5  No Conflicts; Required Filings and Consents.
               -------------------------------------------

                    (a) The execution and delivery of this Agreement by Target does not, and the consummation by Target of the transactions contemplated hereby will not, conflict with, or result in a violation of, any provision of the Certificate of Incorporation or Bylaws of Target or any Target Subsidiary, as amended to date and as currently in full force and effect. The execution and delivery of this Agreement by Target does not, and the consummation by Target of the transactions contemplated hereby will not, conflict with, or result in a material violation of, or material default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any Target Subsidiary or any of their properties or assets. Section 2.5 of the Target Disclosure Schedule lists all consents, waivers and approvals under any of Target's or any of the Target Subsidiaries' agreements, contracts, licenses, leases or other obligations in effect as of the date of this Agreement required to be obtained in connection with the consummation of the transactions contemplated hereby.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, self-regulatory body, securities exchange, commission or other governmental or quasi-governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required to be obtained or made, at or prior to the
  -------------------
Effective Time, by or with respect to Target or any Target Subsidiary in connection with the execution and delivery of this Agreement by Target or the consummation by Target of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities
      ------------                                                 ----------
Act"), applicable state securities laws and the securities (or related) laws of
---
any foreign country, including the filing of a Form S-4 (or any similar successor form thereto) Registration Statement (the "Registration Statement")
                                                     ----------------------
with the Securities and Exchange Commission ("SEC") in accordance with the
                                              ---
Securities Act, and (iii) such filings as may be required under the rules and regulations of Nasdaq. Target acknowledges and agrees that no filings are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the antitrust laws of any foreign country.
              -------

          2.6  SEC Filings; Target Consolidated Financial Statements.
               -----------------------------------------------------

                    (a) Target has filed all forms, reports, schedules, statements, shareholder communications and other documents required to be filed by it with the SEC on and after its initial public offering on February 14, 1996 (collectively, the "Target SEC Reports"), and has previously made available
                    ------------------
(including via the SEC Edgar system) to Acquiror all such Target SEC Reports. Target has also made available to Acquiror complete (i.e. unredacted) copies of each exhibit to the Annual Report on Form 10-K of Target for the year ended December 31, 1999 and any quarterly report and Form 8-K filed with the SEC thereafter and prior to the date of this Agreement. As of their respective dates, the Target SEC Reports (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. As of their respective dates, the Target SEC Reports complied in all material respects with the published rules and regulations and mandatory policies of the Nasdaq, in each case with respect thereto.

                    (b) No Target Subsidiary is required to file any form, report or other document with the SEC.

                    (c) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Target SEC Reports (collectively, the "Target Financials") was or will be prepared in accordance
                    -----------------
with the United States generally accepted accounting principles ("GAAP") applied
                                                                  ----
on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented or will fairly present the consolidated financial position, results of operations and cash flows of Target and all Target Subsidiaries as of the respective dates thereof and for the respective periods indicated therein in accordance with GAAP (subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments and the absence of certain footnote disclosures). Target's revenue recognition policies have been formulated and administered in accordance with GAAP, including but not limited to SAB 101 and AICPA Statement of Position 97-2, "Software Revenue Recognition," and such revenue recognition policies have been thoroughly reviewed and approved without modification or recommendation by Target's certified public accountants.

                    (d) Target has previously furnished to Acquiror complete and correct copies of all amendments and modifications that have not been filed by Target with the SEC to all agreements, documents and other instruments that previously had been filed by Target with the SEC and are currently in effect.

          2.7  Absence of Undisclosed Liabilities.
               ----------------------------------

                    (a) Except as and to the extent set forth on the consolidated balance sheet of Target and the Target Subsidiaries for the period ended September 30, 2000 (such consolidated balance sheet, the "Target Balance
                                                                --------------
Sheet" and such date, the "Target Balance Sheet Date"), neither Target nor any
-----                      -------------------------
Target Subsidiary (i) had as of the Target Balance Sheet Date, or (ii) currently has, in each case any liability or obligation of any nature (whether accrued, absolute, matured or unmatured, fixed, contingent or otherwise) that would be required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations disclosed in any Target SEC Report filed since the Target Balance Sheet Date and prior to the date hereof or incurred in the ordinary course of business consistent with past practice.

                    (b) Since December 31, 1999 (i) there has not been, not occurred and not arisen any change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Target or any revaluation by Target of any of its or any of its Subsidiaries' assets, except as required by GAAP or the rules and regulations promulgated by the SEC (the "Target Accounting Practice"), and (ii)
                                         --------------------------
the Target Balance Sheet was prepared in accordance and consistent with the Target Accounting Practice.

          2.8  Absence of Certain Changes.  Except as disclosed in Target SEC
               --------------------------
Reports filed prior to February 8, 2001, since the Target Balance Sheet Date, there has not been, not occurred and not arisen any:

                    (a) amendments or changes to the Certificate of Incorporation or Bylaws of Target or any Target Subsidiary;

                    (b) capital expenditure or commitment by Target or any Target Subsidiary in any individual amount exceeding $100,000 or, in the aggregate, exceeding $500,000;

                    (c) destruction of, damage to, or loss of any assets (including intangible assets), business or customer of Target or any Target Subsidiary, except to the extent covered by insurance and except for such as would not, individually or in the aggregate exceed $100,000;

                    (d) write down of any asset of Target or any Target Subsidiary;

                    (e) declaration, setting aside or payment of a dividend or other distribution in respect to the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock;

                    (f)  except as permitted pursuant to Section 4.1(k) below,
(i) increase in the salary or other compensation payable or to become payable by Target or any Target Subsidiary to any of its respective officers or directors,
(ii) increase in the salary or other compensation payable or to become payable by Target or any Target Subsidiary to any of its respective employees, (iii) the declaration, payment or commitment or obligation of any kind for the payment by Target or any Target Subsidiary of a bonus or other additional salary or compensation to any such person, except as otherwise contemplated by this Agreement, (iv) other than as set forth in Section 2.15, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights or performance awards), stock purchase or other employee benefit plan, (v) payment of severance, acceleration of options, or special arrangement or benefit not offered to all employees generally, or (vi) any agreement, contract, arrangement or understanding in respect of any of the foregoing;

                    (g) sale, lease, license or other disposition of any of the assets or properties of Target or any Target Subsidiary, other than the sale of inventory or services in the ordinary course of business consistent with past practice;

                    (h) entering into or termination or amendment of any material contract, agreement or license (including any distribution agreement) to which Target or any Target Subsidiary is a party or by which it is bound, or any customer contract or customer account for which such customer accounts for a material portion of the business or revenue of Target or any Target Subsidiary (each, a "Material Customer") (for purposes hereof, a material portion of
          -----------------
business or revenues shall mean at least 3% of Target's consolidated revenues and "Material Customer" shall in any event include Quinton Instrument Company, Datascope Corporation, Nellcor Puritan Bennett Inc., Masimo Corp., Protocol Systems, Inc. (a.k.a. Welch Allyn), Nihon Kohden, Inc., and Critikon, Inc.);

                    (i) (i) loan by Target or any Target Subsidiary to any person or entity, or guaranty by Target or any Target Subsidiary of any loan, in excess of $25,000, except for relocation, travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and trade payables not in excess of $100,000 in the aggregate that are incurred in the ordinary course of business, consistent with past practices, or (ii) the forgiveness or cancellation of any loans, indebtedness or other obligations owed to Target or any Target Subsidiary;

                    (j) waiver or release of any right or claim of Target or any Subsidiary, in excess of $25,000 individually or $100,000 in the aggregate;

                    (k) notice of any claim of ownership by a third party of Target Intellectual Property (as defined below) or of infringement by Target or any Target Subsidiary of any Third Party Intellectual Property Rights (as defined below);

                    (l) change in pricing or royalties set or charged by Target or any Target Subsidiary to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Target or any Target Subsidiary;

                    (m) event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect on Target or the Surviving Corporation; or

                    (n) agreement by Target or any Target Subsidiary or any officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses (a) through (n) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

                    2.9  Litigation. There is no private or governmental
                         ----------
action, suit, proceeding or arbitration (or to the knowledge of Target, a governmental, administrative or regulatory investigation or inquiry) pending before any agency, commission, association, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened, against Target or any Target Subsidiary or any of their respective properties or any of their respective officers or directors (in their capacities as such) which is reasonably likely to result in an injunction or damages payable by Target or any Target Subsidiary in excess of $100,000. There is no judgment, decree or order against Target or any Target Subsidiary or any of their respective directors or officers (in their capacities as such) that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. All litigation to which Target or any Target Subsidiary is a party (or, to the knowledge of Target, is threatened to become a party), is set forth in Section 2.9 of the Target Disclosure Schedule.

                    2.10  Permits; Company Products; Regulation.
                          -------------------------------------

                    (a) Each of Target and each Target Subsidiary is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals (including, without limitation, Food and Drug Administration ("FDA") approvals,
                                                               ---
licenses and permits, and any rights to use radio, television and other medium frequencies on a licensed or unlicensed basis) and orders necessary for Target or such Target Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Authorizations"), and
                                                   ---------------------
no suspension, cancellation or substantial modification of any Target Authorization is pending or, to the knowledge of Target, threatened. Neither Target nor any Target Subsidiary is in conflict with, or in default or violation of, (i) any laws applicable to Target or any Target Subsidiary or by which any material property or asset of Target or any Target Subsidiary is bound or affected, (ii) any Target Authorization or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any Target Subsidiary is a party or by which Target or any Target Subsidiary or any property or asset of Target or any Target Subsidiary is bound or affected, except solely with respect to clauses (i) and (ii) to the extent that any such conflict, default or violation would not have a Material Adverse Effect on Target.

               (b) Except as disclosed in the Target SEC Reports filed prior to February 8, 2001, since January 1, 1998, Target has not received any written notices, citations or decisions by any governmental or regulatory body that any material product developed, produced, manufactured, marketed or distributed at any time by Target or any Target Subsidiary (the "Products") is defective or
                                                  --------
fails to meet any applicable standards promulgated by any such governmental or regulatory body. Target and each Target Subsidiary has complied in all material respects with the laws, regulations, policies, procedures and specifications with respect to the development, design, manufacture, labeling, testing and inspection of the Products and the operation of manufacturing facilities promulgated by the FDA. Since January 1, 1998, there have been no recalls, field notifications or seizures ordered or, to the knowledge of Target, threatened by any such governmental or regulatory body with respect to any of the Products. Except as disclosed in the Target SEC Reports filed prior to February 8, 2001, since January 1, 1998, neither Target nor any Target Subsidiary has received a warning letter or Section 305 notice from the FDA.

               (c) Target has obtained, in all countries where either Target or a Target Subsidiary or any alliance partner thereof is manufacturing or marketing the Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Products currently manufactured or marketed by Target or any Target Subsidiary or any corporate partner or sublicensee thereof in such countries. Target has made available for examination by Acquiror all information relating to regulation of the Products, including licenses, registrations, approvals, permits, device listings, inspections, recalls and product actions, audits and ongoing field tests and clinical studies.

               (d) To the knowledge of Target, there have been no adverse events in any field tests or clinical trials conducted by or on behalf of Target, any Target Subsidiary or any alliance partner or sublicensee of any of them, of such a nature that would be required to be reported to any applicable regulatory authority that have not been so reported to such authority.

               (e) There is no judgment, injunction, pronouncement, order or decree which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target or any Target Subsidiary, any acquisition of property by Target or any Target Subsidiary or the overall conduct of business by Target or any Target Subsidiary as currently conducted or as proposed to be conducted by Target or by any Target Subsidiary. Neither Target nor any Target Subsidiary has entered into any agreement under which Target or any Target Subsidiary is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

               (f) Neither Target nor any Target Subsidiary has made any sales to customers that are contingent upon providing future enhancements of existing products, to add features not presently available on existing Products or to otherwise enhance the performance of its existing Products (other than beta or similar arrangements pursuant to which Target's customers from time to time test or evaluate products). The Products that Target and each Target Subsidiary have delivered to customers substantially comply with published specifications for such products and neither Target nor any Target Subsidiary has received material complaints from customers about its products that remain unresolved. Section 2.10(f) of the Target Disclosure Schedule accurately sets forth a complete list of products in development (exclusive of mere enhancements to and additional features for existing Products).

          2.11 Title to Property.
               -----------------

               (a) Target and each Target Subsidiary has good and marketable title to all of its respective material properties, material interests in properties and material assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business consistent with past practice), or with respect to leased properties and assets, valid leasehold interests in such leased properties and assets, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens related to current taxes not yet due and payable, and (ii) such imperfections of title, liens and easements as do not and will not detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise impair business operations involving such properties. The plants, property and equipment of Target and the Target Subsidiaries that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of Target and the Target Subsidiaries are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected. Section 2.11(a) of the Target Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Target and by each Target Subsidiary. Such leases are in good standing and are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event that with notice or lapse of time, or both, would constitute a default). True and correct copies of all such leases, together with all amendments and modifications thereto, have been filed in SEC Reports prior to February 8, 2001.

               (b) All equipment owned or leased by Target and the Target Subsidiaries (the "Equipment") is, taken as a whole, (i) adequate for the conduct of Target's business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear).

          2.12 Intellectual Property.
               ---------------------

               (a) Target and the Target Subsidiaries each owns all right, title and interest in and to all patents and patent applications and all registered trademarks and service marks, and applications therefor, and all domain names set forth on Section 2.12(b)(i) of the Target Disclosure Schedule ("Target Registered Intellectual Property") and all unregistered trademarks,
  ---------------------------------------
trademark rights, trade names, trade name rights, domain names, service marks, copyrights, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and other intangible proprietary information or material "Target Unregistered Intellectual
                                                ------------------- ------------
Property") that are used in the business of Target or any Target Subsidiary as
--------
currently conducted by Target or any Target Subsidiary, including Target Third-Party Intellectual Property Rights (as such term is defined below) (collectively, the Target Registered Intellectual Property and the Target Unregistered Intellectual Property comprises the "Target Intellectual
                                                  -------------------
Property").
--------

               (b)  Section 2.12 (b)(i) of the Target Disclosure Schedule lists
(i) all Target Registered Intellectual Property that is owned or purported to be owned by Target or any Target Subsidiary, including the jurisdictions in which each such item of Target Registered Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed. Section 2.12(b)(ii) of the Target Disclosure Schedule lists (ii) all licenses, sublicenses and other agreements as to which Target or any Target Subsidiary is a party and pursuant to which any person is authorized to use any Target Intellectual Property, excluding any "shrink-wrap" or similar licenses granted to end users of Target's products. Section 2.12 (b)(iii) of the Target Disclosure Schedule lists

(iii) all licenses, sublicenses and other agreements as to which Target or any Target Subsidiary is a party and pursuant to which Target or any Target Subsidiary is authorized to use any third-party Intellectual Property, including software but excluding any shrink-wrap licenses for retail office software (third-party Intellectual Property, including software, being used by Target or any Target Subsidiary being referred to in this Agreement as "Target Third-Party
                                                              ------------------
Intellectual Property Rights"). Neither Target nor any Target Subsidiary nor, to
----------------------------
the knowledge of Target, any third party is in material violation of any license, sublicense or agreement described in Sections 2.12(b)(ii) and (iii) of the Target Disclosure Schedule, nor to Target's knowledge has there been any claim by any party to such agreement of such material violation. The Target Intellectual Property is free and clear of any liens and, subject to the license agreements disclosed in the Target Disclosure Schedule, Target has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the enforcement thereof in connection with the services or products in respect of which such Target Intellectual Property is being used.

               (c) To the knowledge of Target, there is no unauthorized use, disclosure, infringement or misappropriation of any Target Intellectual Property rights, by any third party, including any employee or former employee of Target or any Target Subsidiary. Neither Target nor any Target Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or agreements for the sale, license or distribution of any Target Intellectual Property or products containing Target Intellectual Property arising in the ordinary course of business.

               (d) Neither Target nor any Target Subsidiary is or will be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement described in Sections 2.12(b)(ii) and (iii) of the Target Disclosure Schedule, nor will any other party to any such license, sublicense or agreement be entitled to terminate or modify such license, sublicense or agreement.

               (e) The issued patents and trademark registrations of the Target Registered Intellectual Property held by Target or any Target Subsidiary are valid and subsisting and, to the knowledge of Target, there is no assertion or claim pending challenging the validity thereof. All provisional patent applications have been filed as full patent applications. Target has not and, to its knowledge, is not being, sued in any suit, action or proceeding that involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, nor, to the knowledge of Target, is any such suit, action or proceeding being threatened against Target or any of the Target Subsidiaries, nor has Target or any Target Subsidiary received a cease-and-desist notice relating to such a claim. To the knowledge of Target, neither the conduct of the business of Target and each Target Subsidiary as currently conducted or contemplated to be conducted nor the development, manufacture, sale, licensing or use of any of the products of Target or any Target Subsidiary as now developed, manufactured, sold, licensed or used infringes on, in any way, any license, trademark, trademark right, trade name, trade name right, valid patent, valid patent right, industrial model, inventions, service mark, domain name or copyright of any third party. Except in defending the actions listed in Section 2.12(c) of the Target Disclosure Schedule, to the knowledge of Target, no third party is challenging the ownership by Target or any Target Subsidiary, or the validity or effectiveness of, any of the Target Intellectual Property. Neither Target nor any Target Subsidiary has brought or is bringing any action, suit or proceeding of infringement of Target Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending or, to the knowledge of Target, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target or any Target Subsidiary, except such as may have been commenced by Target or any Target Subsidiary. There is presently no breach or violation of or actual loss or, to the knowledge of Target, threatened loss of rights under any license agreement to which Target or any Target Subsidiary is a party.

               (f) Section 2.21(f) of the Target Disclosure Schedule sets forth a description of Target's policy in respect of the execution and delivery by Target's employees, consultants and independent contractors of intellectual property assignment agreements. Each Target Operational Employee (as defined below) has signed an intellectual property assignment agreement that legally, fully and effectively transfers to Target any and all right, title and interest which the named Target Operational Employee may have or acquire in and to the Target Intellectual Property. "Target Operational Employee" means any current
                               ---------------------------
or former non-clerical employee or consultant of Target.

               (g) Target has taken all commercially reasonable steps to protect and preserve the confidentiality of all Target Unregistered Intellectual Property ("Target Confidential Information"). Section 2.21(g) of the Target
           ---------------------------------
Disclosure Schedule sets forth a description of Target's policy in respect of the execution and delivery by Target's employees, consultants and independent contractors of proprietary information and confidentiality agreements and lists all current and, for the past three years, former employees, consultants and independent contractors of Target and each Target Subsidiary that have not executed such an agreement. All use, disclosure or appropriation of Target Confidential Information owned by Target or a Target Subsidiary by or to a third party has been pursuant to the terms of a written agreement between Target or the applicable Target Subsidiary and such third party, and all use, disclosure or appropriation of Target Confidential Information not owned by Target or a Target Subsidiary has been pursuant to the terms of a written agreement between Target or a Target Subsidiary and the owner of such Target Confidential Information, or it is otherwise lawful.

          2.13 Environmental Matters.
               ---------------------

               (a)  The following terms shall be defined as follows:

                         (i)   "Environmental and Safety Laws" shall mean any
                                -----------------------------
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to ensure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; or that regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or that are intended to ensure the protection, safety and good health of employees, workers or other persons, including the public.

                         (ii)  "Hazardous Materials" shall mean any toxic or
                                -------------------
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products, including crude oil and any fractions thereof; natural gas, synthetic gas and any mixtures thereof; radon; and asbestos.

                         (iii) "Target Property" shall mean all real property
                                ---------------
leased or owned by Target or any Target Subsidiaries either currently or in the past.

                         (iv)  "Target Facilities" shall mean all buildings and
                                -----------------
improvements on the Target Property of Target or any Target Subsidiaries.

               (b) Target represents and warrants as follows: (i) (x) to the knowledge of Target, prior to the term of Target's leases no methylene chloride or asbestos was used at or released from the Target Facilities, and (y) during the term of Target's leases on the Target Facilities, no methylene chloride or asbestos is contained in or has been used at or released from the Target Facilities; (ii) all Hazardous Materials and wastes utilized or generated by Target have been disposed of in accordance with all Environmental and Safety Laws; (iii) neither Target nor any Target Subsidiary has received any notice (verbal or written) of any noncompliance of the Target Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the knowledge of Target, threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws; (v) neither Target nor any Target Subsidiary is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any state analog statute, arising
                                 ------
out of events occurring prior to the Closing Date; (vi) (x) to the knowledge of Target, prior to the term of Target's leases on the Target Facilities there has not been, and (y) during the term of Target's leases on the Target Facilities, there has not been and are not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Target Facilities or Target Property (including without limitation, soils and surface and ground waters);
(vii) (x) to the knowledge of Target, prior to the term of Target's leases on the Target Facilities there has not been, and (y) to the best knowledge of Target, during the term of Target's leases on the Target Facilities, there has not been and are not now, any underground tanks or underground improvements at, on or under the Target Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) (x) to the knowledge of Target, prior to the term of Target's leases on the Target Facilities there have not been, and (y) during the term of Target's leases on the Target Facilities, there have not been and are not now, any polychlorinated biphenyls ("PCBs")
                                                                     ----
deposited, stored, disposed of or located on the Target Property or Target Facilities or any equipment on the Target Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Target Property or in the Target Facilities, nor any insulating material containing urea formaldehyde in the Target Facilities; (x) (i) during the term of Target's leases thereon, the Target Facilities and Target's and the Target Subsidiaries' uses and activities therein, and (ii) to Target's knowledge, prior to the term of Target's leases on the Target Facilities all other uses and activities therein, in each case have at all times complied with all Environmental and Safety Laws; (xi) Target and the Target Subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits; and (xii) neither Target nor any Target Subsidiary is liable for any off-site contamination nor under any Environmental and Safety Laws.

          2.14 Taxes.
               -----

               (a) For purposes of this Section 2.14 and other provisions of this Agreement relating to Taxes of Target or any Target Subsidiary, the following definitions shall apply:

                         (i)   The term "Taxes" shall mean all taxes, however
                                         -----
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in Clause (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in the foregoing clause (A) or (B) as a result of any obligations to indemnify another person.

                         (ii)  The term "Returns" shall mean all reports,
                                         -------
estimates, declarations of estimated tax, information statements and returns, including any schedule or attachment thereto and any amendments thereof, required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

               (b) All Returns required to be filed by or on behalf of Target or any Target Subsidiary have been duly filed on a timely basis (including any extensions of due dates) and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target or any Target Subsidiary under
Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Target or any Target Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target and each Target Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the assets of Target or any Target Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target or that Target Subsidiary is contesting in good faith through appropriate proceedings. Neither Target nor any Target Subsidiary has been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired, other than a group of which Target is the parent corporation.

               (c) The amount of Target's and any of Target's Subsidiaries' liabilities for unpaid Taxes for all periods through the Target Balance Sheet Date do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Target Balance Sheet and the related Target Financials, and such Target Financials properly accrue, in accordance with GAAP, all liabilities for Taxes of Target and its Subsidiaries payable after the Target Balance Sheet Date attributable to transactions and events occurring prior to such date. No liability for Taxes of Target or any Target Subsidiary has been incurred (or prior to Closing will be incurred) between the Target Balance Sheet Date and the date of this Agreement other than in the ordinary course of business, and all accruals for Taxes are and will be sufficient to pay all unpaid Taxes as of the Closing Date.

               (d) Target has furnished or made available to Acquiror true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target or any Target Subsidiary relating to Taxes and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Target and its Subsidiaries for all periods since January 1, 1998. All material elections with respect to Taxes affecting Target or any Target Subsidiary as of the date hereof that are not reflected in such tax returns are set forth in Section 2.14 of the Target Disclosure Schedule.

               (e) No audit of the Returns of or including Target and its Subsidiaries by a Governmental Entity or taxing authority is in process, or, to the knowledge of Target, threatened (either in writing or verbally, formally or informally). No deficiencies exist or are being asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Target or any of its Subsidiaries and, since January 1, 1998, Target has not received written notice nor does it expect to receive any such notice that it or any of its Subsidiaries has not filed a Return or paid Taxes required to be filed or paid. Neither Target nor any Target Subsidiary is a party to any action or proceeding for assessment or collection of Taxes nor has such event been asserted or threatened (either in writing or verbally)against Target, any Target Subsidiary or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target or any Target Subsidiary. There are no Tax rulings, requests for rulings or closing agreements relating to Target or any Target Subsidiary that would reasonably be expected to affect the liability for Taxes or the amount of taxable income of Target or any Target Subsidiary for any period (or portion of a period) after the date hereof. Without limiting the representations and warranties set forth in clause (c) above, Target and each Target Subsidiary has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code or comparable provisions of applicable state tax laws. Any adjustment of Taxes of Target or any Target Subsidiary made by the Internal Revenue Service (the "IRS") in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

               (f) Target and its Subsidiaries are not (nor have they ever been) parties to any tax sharing agreement. Since April 16, 1997, neither Target nor any Target Subsidiary has been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

               (g) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Neither Target nor any Target Subsidiary has entered into any compensatory agreements with respect to the performance of services, which payment thereunder would result in a nondeductible expense to Target or to such Subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Neither Target nor any Target Subsidiary has agreed to, nor is it required to make, other than by reason of the Merger, any adjustment under Section 481(a) of the Code by reason of a change in accounting method, and Target and each Target Subsidiary will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Target or such Target Subsidiary received the economic benefit prior to the Closing Date. Neither Target nor any Target Subsidiary is, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder. Since January 1, 1998, neither Target nor any Target Subsidiary has been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

               (h) Target's books and records accurately reflect the designation of Target Options as incentive stock options or nonqualified stock options. All Target Options that Target has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

               (i) All Assumed Options that Target has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

          2.15 Employee Benefit Plans.
               ----------------------

               (a) Section 2.15(a) of the Target Disclosure Schedule sets forth a true and correct list, with a summary of each such plan's material terms, of each material deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2)
  -----
of ERISA); each material employment, termination or severance agreement (other than employment letters with employees entered into in the ordinary course of business); and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is (or, with respect to any pension plan that is or was subject to Title IV of ERISA, during any time in the last six years was) sponsored, maintained, participated in or contributed to or required to be contributed to (the "Target Employee Plans") by Target, any of
                                    ---------------------
the Target Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Target would be deemed a
     ---------------
"single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Target or any Target Subsidiary.

               (b) To the extent that Target has provided or made available any of the following documents to Acquiror, the copies so provided or made available were true and correct copies of such documents: (i) any Target Employee Plan document including all amendments thereto; (ii) any actuarial report for such Target Employee Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for any such Target Employee Plan; (iv) the most recent summary plan description and related summaries of modifications or (v) the most recent Form 5500 (including all schedules) filed with the IRS.

               (c) Each of the Target Employee Plans is in compliance with all applicable provisions of the Code and ERISA; each of the Target Employee Plans and related trusts intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred to cause the loss of such qualified status; no Target Employee Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; all contributions required to be made by Target or any Target Subsidiary to any Target Employee Plan have been made by the due date; neither Target nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Target Employee Plan pursuant to Title IV of ERISA (other than for premiums not yet due to the Pension Benefit Guaranty Corporation); to the knowledge of Target no proceedings have been instituted to terminate any Target Employee Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Target Employee Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a risk to Target of incurring a liability to or on account of a Target Employee Plan pursuant to Title IV of ERISA; no Target Employee Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Target Employee Plan is a multiple employer plan (as defined in Section 413 of the Code); except as required by Section 4980B of the Code or Part 6 of Title I of ERISA, no Target Employee Plan provides post-retirement welfare benefits and there are no pending, or to the knowledge of Target, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Target Employee Plans or any trusts related thereto or against Target, any Target Subsidiary or any individual or entity for which the Target Employee Plans, Target or any Target Subsidiary may have liability; all employee benefit plans that are subject to the laws of any jurisdiction outside the United States are in compliance with such applicable laws and the requirements of any trust deed or other document under which they are established or maintained.

               (d) With respect to each Target Employee Plan, Target and each Subsidiary has complied in all material respects with (i) the applicable health-care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder,
(ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, and (iii) the applicable notice requirements under the Health Insurance Portability and Accountability Act of 1996 and the temporary regulations thereunder.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Target Subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits (except as required under Section 411(d)(3) of the Code), or increase the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, any Target Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan that would increase the expense of maintaining such Target Employee Plan above the level of expense incurred with respect to that Target Employee Plan for the most recent fiscal year included in the Target Financials.

               (g) (i) Target and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act") and, to the knowledge of Target, no fact or event exists as of the date of this Agreement that would reasonably be expected to give rise to liability under the WARN Act; (ii) no compensation paid or payable to any employee of Target or any Target Subsidiary has been, or will be, nondeductible by reason of application of Section 162(m) of the Code, and
(iii) neither Target nor any of Target Subsidiary has any obligations under COBRA with respect to any former employees or their related qualifying beneficiaries.

               (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any Target Subsidiary, (ii) materially increase any benefits otherwise payable by Target or any Target Subsidiary, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.16 Employee Matters.  Target and each Target Subsidiary are in
               ----------------
compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no material pending claims against Target or any Target Subsidiary under any workers compensation plan or policy or for long-term disability. There is no pending strike, lockout, work slowdown or work stoppage involving Target or any of its Subsidiaries and any of their respective employees. Neither Target nor any Target Subsidiary is a party to any collective bargaining agreement or other labor union contract nor does Target or any Target Subsidiary know of any activities or proceedings of any labor union or other group to organize any such employees. Section 2.16 of the Target Disclosure Schedule contains a list of all employees who are currently on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees who have requested a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute.

          2.17 Material Contracts.
               ------------------

               (a) Subsections (i) through (ix) of Section 2.17(a) of the Target Disclosure Schedule contain a list of all contracts and agreements to which Target or any Target Subsidiary is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target or any Target Subsidiary (such contracts, agreements and arrangements as are required to be set forth in Section 2.17(a) of the Partnership Disclosure Schedule being referred to herein collectively as the "Material Contracts").
                                                       ------------------
Except as set forth in Section 2.17(a) of the Target Disclosure Schedule, neither Target nor any of the Target Subsidiaries is a party to or bound by any contract or commitment (whether written or oral) (i) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Acquiror, Target, the Surviving Corporation or any of their respective Subsidiaries to any director, officer, employee, contractor or consultant thereof, (ii) which is a Material Contract (as defined below), (iii) which materially increases any benefits otherwise payable under any Target compensation plan or other benefit arrangement, (iv) which requires Target to register any securities under the Securities Act or otherwise or (v) which materially restricts the conduct of any line of business by Target or any of the Target Subsidiaries. Target has previously delivered or made available to Acquiror true and correct copies of each Material Contract. "Material Contracts" shall include, without limitation,
                          ------------------
the following and shall be categorized in the Target Disclosure Schedule as follows:

                    (i) each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than three months) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Target or any Target Subsidiary under the terms of which (A) Target or any Target Subsidiary paid or otherwise gave consideration or is obligated to pay or give consideration in excess of $20,000 in the aggregate since December 31, 1999 or (B) cannot be canceled by Target or any Target Subsidiary without penalty or further payment;

                    (ii) each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Target or any Target Subsidiary is a party and which involve consideration of more than $20,000 in the aggregate for any single customer;

                    (iii) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements to which Target or any Target Subsidiary is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which Target or any Target Subsidiary is a party under the terms of which (A) Target or any Target Subsidiary paid or otherwise gave consideration or is obligated to pay or give consideration in excess of $20,000 in the aggregate since December 31, 1999 or (B) cannot be canceled by Target or any Target Subsidiary without penalty or further payment;

                    (iv) all management contracts with independent contractors or consultants (or similar arrangements) to which Target or any Target Subsidiary is a party and which involve consideration or more than $10,000;

                    (v) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which Target or any Target Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Target or any Target Subsidiary has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

                    (vi) all contracts and agreements that limit the ability of Target or any Target Subsidiary or, after the Closing Date, Acquiror or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                    (vii) all contracts and agreements between or among Target or any Target Subsidiary, on the one hand, and any affiliate of Target or any Target Subsidiary (other than a wholly owned subsidiary), on the other hand;

                    (viii) all contracts and agreements to which Target or any Target Subsidiary is a party (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

                    (ix)   all other contracts or agreements not described above
(A) which are material to Target or any Target Subsidiary or the conduct of their respective businesses or (B) the absence of which would have a Material Adverse Effect on Target or any Target Subsidiary, (C) which are believed by Target or any Target Subsidiary to be of unique value even though not material to the business of Target or any Target Subsidiary or (D) is a "material contract" under Item 601(b)(10) of Regulation S-K of the SEC.

               (b) Each Target or Target Subsidiary license, each Material Contract and each other material contract or agreement of Target or any Target Subsidiary which would have been required to be disclosed in Section 2.17(a) of the Target Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is a legal, valid and binding agreement, and none of such Material Contracts is in default by its terms or has been canceled by the other party; neither Target nor any Target Subsidiary is in receipt of any claim of default under any such agreement; and neither Target nor any Target Subsidiary anticipates any termination of or change to, or receipt of a proposal with respect to, any such agreement as a result of Target's execution and delivery of, or performance under, this Agreement or otherwise. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any Material Contract.

          2.18 Books and Records. The books, records and accounts of Target and
               -----------------
the Target Subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years and (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of Target. Target has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (x) transactions are executed in accordance with management's general or specific authorization; and (y) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (B) to maintain accountability of assets.

          2.19 Customers and Suppliers; Warranty Obligations.
               ---------------------------------------------

               (a) Neither any Material Customer nor any supplier has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target or any Target Subsidiary, or has at any time on or after the Target Balance Sheet Date decreased materially its services or supplies to Target or any Target Subsidiary in the case of any such supplier, or its usage of the services or products of Target or any Target Subsidiary in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or any Target Subsidiary or to decrease materially its services or supplies to Target or any Target Subsidiary or its usage of the services or products of Target or any Target Subsidiary, as the case may be. Neither Target nor any Target Subsidiary is in material breach of any contract with any Material Customer or supplier.

               (b) All warranty claims or similar claims made in respect of any Products since December 31, 1997 have been settled or otherwise are adequately covered by Target's warranty reserves. Target has delivered to Acquiror a true and correct copy of each standard form warranty used in connection with the sale of any Product, and Section 2.19(b) of the Target Disclosure Schedule sets forth any deviation from such standard form warranty since December 31, 1997.

          2.20 Interested Party Transactions.  Neither Target nor any Target
               -----------------------------
Subsidiary is indebted to any director, officer, employee or agent of Target or any Target Subsidiary or any affiliate or immediate family member of any of the foregoing (except for amounts due as normal salaries and bonuses and other employee benefits and in reimbursement of ordinary expenses), and no such person is indebted to Target or any Target Subsidiary. None of Target or any Target Subsidiary's officers or directors, or, to Target's knowledge, any affiliates or immediate family members of the foregoing, have any material interest in any firm or corporation with which Target or any Target Subsidiary is affiliated or with which Target or any Target Subsidiary has a business relationship, or any firm or corporation which competes with Target or any Target Subsidiary except that officers, directors and/or stockholders of Target or any Target Subsidiary may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with Target or any Target Subsidiary. To Target's knowledge, none of Target or any Target Subsidiary's officers or directors, or any affiliates or immediate family members of the foregoing, are, directly or indirectly, interested in any Material Contract.

          2.21 Insurance.  Schedule 2.21 sets forth a list of all insurance
               ---------
policies of Target and each Target Subsidiary and the limits of coverage thereunder. Target and each Target Subsidiary has or is a named beneficiary under policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target and the Target Subsidiaries. All such casualty and property policies are "claims incurred" policies. There is no claim pending under any of such policies or bonds. All such policies are in full force and effect, and all premiums due and payable under all such policies and bonds have been paid and Target and the Target Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

          2.22 Compliance with Laws.  Each of Target and the Target Subsidiaries
               --------------------
has complied, is not in violation of, and, since January 1, 1998, has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation to which it is subject, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target.

          2.23 Minute Books.  The minute books of Target and each of Target
               ------------
Subsidiary made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target and the respective Target Subsidiary through the date of this Agreement.

          2.24 Brokers' and Finders' Fees.  Other than the fees payable to
               --------------------------
Pinnacle Partners, Inc. (the "Target Financial Advisor") as set forth in
                              ------------------------
Schedule 2.24 of the Target Disclosure Schedule, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees, agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby. Target has previously furnished to Acquiror a complete and correct copy of all agreements between Target and the Target Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

          2.25 Statements; Joint Proxy Statements/Prospectus.  The information
               ---------------------------------------------
supplied by Target for inclusion in the Registration Statement shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Target for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Target and Acquiror in connection with the meeting of Target's stockholders to consider the adoption of this Agreement (the "Target
                                                              ------
Stockholders' Meeting") and the meeting of Acquiror's stockholders to consider
---------------------
the adoption of this Agreement, the approval of the issuance of the shares of Acquiror Common Stock in connection with the Merger and the increase in the number of shares of Acquiror Common Stock reserved for issuance under Acquiror's stock option plans (the "Acquiror Stockholders' Meeting") (such proxy
                         ------------------------------
statement/prospectus as amended or supplemented is referred to herein as the "Joint Proxy Statement/Prospectus") shall not, on the date the Joint Proxy
 --------------------------------
Statement/Prospectus is first mailed to Target's stockholders or Acquiror's stockholders, respectively, or at the time of the Target Stockholders' Meeting or the Acquiror Stockholders' Meeting, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting or the Acquiror Stockholders' Meeting, respectively, which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Target or any of its affiliates, officers or directors should be discovered by Target that is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Target shall promptly so inform Acquiror. Notwithstanding the foregoing, Target makes no representation or warranty with respect to any information supplied by Acquiror that is contained in any of the foregoing documents.

          2.26 Board Approval.  The Target Board of Directors (at a meeting duly
               --------------
and validly called and held) has duly and validly (a) unanimously determined that the Merger is advisable and in the best interests of the stockholders of Target and is on terms that are fair to such stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement by Target and unanimously approved this Agreement and the Merger, and (c) unanimously recommended that the stockholders of Target adopt this Agreement.

          2.27 Opinion of Financial Advisor.  Target has received a written or
               ----------------------------
verbal opinion of the Target Financial Advisor on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the stockholders of Target from a financial point of view. Target has, prior to execution of this Agreement by Acquiror, delivered a true and correct copy of the draft written opinion of the Target Financial Advisor to Acquiror for informational purposes only.

          2.28 Takeover Restrictions Not Applicable. The Target Board of
               ------------------------------------
Directors has adopted, approved and found advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, and such adoptions, approvals and findings are sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of Delaware Law and all related rights existing thereunder. No other "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation or similar law, stockholder rights agreement, or any other provision of Target's Certificate of Incorporation or Bylaws, applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

          2.29 Sales Pipeline.  Section 2.29 of the Target Disclosure Schedule
               --------------
sets forth a true, accurate and complete copy of Target's sales pipeline and direct sales forecast (the "Pipeline") as of February 5, 2001 (the "Pipeline
                            --------                                --------
Date").  The Pipeline has been prepared by Target in good faith and accurately
----
describes the status of contract negotiations as of the Pipeline Date. As of the date hereof, there has occurred no adverse change in or modification to the Pipeline nor any event, circumstance or other fact known to Target that could lead to an adverse change in or modification to the Pipeline.

          2.30 Representations Complete.  None of the representations or
               ------------------------
warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not materially misleading.

                                 SECTION THREE

     3.   Representations and Warranties of Acquiror.
          ------------------------------------------

          Except as disclosed with appropriate Section references in a document dated as of the date of this Agreement and delivered by Acquiror to Target prior to the execution and delivery of this Agreement (the "Acquiror Disclosure
                                                      -------------------
Schedule"), each of which exceptions shall be deemed to relate to and to qualify
--------
only the particular representation or warranty set forth in the corresponding Section reference and any other representation or warranty to which the relevance of any such exception is reasonably apparent, and in order to induce Target to enter into and perform this Agreement and the other agreements and certificates that are required to be completed and executed pursuant to this Agreement, Acquiror and MergerSub represent and warrant to Target as follows in this Section 3:

          3.1  Organization; Subsidiaries.
               --------------------------

                    (a) Each of Acquiror and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation, (ii) has the requisite corporate or other power and authority and all necessary government approvals to own, lease and operate its assets and property and to carry on its business as now being conducted, and (iii) is duly qualified or licensed as a foreign corporation to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary (except to the extent that failure to qualify as a foreign corporation in any such jurisdiction will not have a Material Adverse Effect).

                    (b) A true and complete list of all Subsidiaries of Acquiror is set forth in Section 3.1(b) of the Acquiror Disclosure Schedule. Acquiror is the owner of all outstanding shares of capital stock of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each of its Subsidiaries are owned by Acquiror free and clear of all liens, charges, claims, encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any of its Subsidiaries, or otherwise obligating Acquiror or any of its Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. All outstanding shares of capital stock of each of its Subsidiaries were issued in compliance with all applicable federal and state securities laws.

                    (c) MergerSub is a direct, wholly owned subsidiary of Acquiror, was incorporated on February 14, 2001 solely for the purpose of engaging in the transactions contemplated hereby. MergerSub has no contracts (other than this Agreement), material assets or liabilities, or employees. MergerSub has engaged in no business activities and has conducted no operations except as contemplated hereby. MergerSub does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

          3.2  Certificate of Incorporation and Bylaws.  Acquiror has delivered
               ---------------------------------------
or otherwise made available to Target a true and correct copy of the Certificate of Incorporation, Bylaws and other charter documents, as applicable, of Acquiror and MergerSub, each as amended to date and as currently in force full and effect. Neither Acquiror nor MergerSub is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

          3.3  Capital Structure.
               -----------------

                    (a) The authorized capital stock of Acquiror consists of Twenty-Five Million (25,000,000) shares of Acquiror Common Stock, of which there were Twelve Million, Seven Hundred Twenty-Six Thousand, Eight Hundred Sixty-Two (12,726,862) shares issued and outstanding as of December 31, 2000, and Three Million (3,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock" and, together with Acquiror Common Stock, the "Acquiror
  ---------------                                                 --------
Stock"), of which no shares were issued and outstanding as of December 31, 2000.
-----
As of the date of this Agreement, there are no other outstanding shares of capital stock or voting securities of Acquiror and no outstanding commitments to issue any shares of capital stock or voting securities of Acquiror other than pursuant to the exercise of options and purchase rights outstanding as of the date hereof under Acquiror's 1994 Stock

Option Plan, 1999 Stock Option Plan, 1999 Directors' Stock Option Plan (such plans being referred to in this Agreement as the "Acquiror Equity Plans") or as
                                                  ---------------------
otherwise set forth in Section 3.3(d).

               (b) All outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or the Bylaws of Acquiror or any agreement to which Acquiror is a party or by which it is bound. All outstanding shares of Acquiror Common Stock were issued in compliance with all applicable federal and state securities laws.

               (c) As of December 31, 2000, Acquiror had reserved sufficient shares of Acquiror Common Stock for issuance to employees, consultants and members of the board of directors pursuant to the Acquiror Equity Plans. Between September 30, 2000, and the date of this Agreement, Acquiror has not issued additional shares or granted additional options under the Acquiror Equity Plans except pursuant to the exercise of options outstanding as of September 30, 2000. All outstanding options to purchase Acquiror Common Stock have been duly authorized by the Acquiror Board of Directors or a committee thereof, are validly issued, and were issued in compliance with all applicable federal and state securities laws.

               (d) Except (i) for the rights created pursuant to this Agreement, (ii) for or with respect to rights granted under the Acquiror Equity Plans, (iii) for Acquiror's right to repurchase any unvested shares under the Acquiror Stock Option Plans, (iv) for the rights granted under the Rights Plan, dated June 15, 2000 between Acquiror and ChaseMellon Shareholder Services, LLC, and (v) as set forth in Section 3.3 of the Acquiror Disclosure Schedule or otherwise in this Section 3.3, as of the date of this Agreement, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Acquiror or any Subsidiary of Acquiror is a party or by which Acquiror or any Subsidiary of Acquiror is bound relating to the issued or unissued capital stock of Acquiror or any Subsidiary of Acquiror or obligating Acquiror or any Subsidiary of Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Acquiror or any Subsidiary of Acquiror or obligating Acquiror or any Subsidiary of Acquiror to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

               (e) As of the date of this Agreement, there are no contracts, commitments or agreements relating to rights of refusal, co-sale rights or registration rights granted by Acquiror with respect to any shares of Acquiror capital stock.

               (f) As of the date of this Agreement, there are no contracts, commitments or agreements relating to voting of Acquiror's capital stock (i) between or among Acquiror and any of its stockholders and (ii) to the knowledge of Acquiror, between or among any of Acquiror's stockholders or between or among any of Acquiror's stockholders and any third party. True and complete copies of all Acquiror Stock Option Plans and forms of stock option agreements thereunder have been made available to Target and such Acquiror Stock Option Plans and agreements have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such Acquiror Stock Option Plans and agreements in any case from the form publicly filed by Acquiror on or prior to February 8, 2001.

          3.4  Authority and Enforceability.  Acquiror and MergerSub each has
               ----------------------------
all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject, in the case of consummation of the Merger, to the approval of this Agreement and the Merger by the sole stockholder of MergerSub and the approval of the Merger and the issuance of the shares of Acquiror Common Stock in the Merger by Acquiror's stockholders. The execution and delivery of this Agreement and the consummation by Acquiror and MergerSub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and MergerSub, subject only to the approval of this Agreement and the Merger by the sole stockholder of MergerSub and the approval of the Merger and the issuance of the shares of Acquiror Common Stock in the Merger by Acquiror's stockholders, and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the shares of Acquiror Common Stock, voting at the Acquiror Stockholders' Meeting (as defined in Section 2.25), is the only vote of the holders of any of Acquiror's capital stock necessary to approve the issuance of the shares of Acquiror Common Stock in the Merger, the increase in the number of shares of Acquiror Common Stock reserved for issuance under Acquiror's stock option plans and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and MergerSub and, assuming due authorization, execution and delivery by Target, constitutes the valid and binding obligation of Acquiror and MergerSub enforceable against Acquiror and MergerSub in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers.

          3.5  No Conflicts; Required Filings and Consents.
               -------------------------------------------

                    (a) The execution and delivery of this Agreement by Acquiror and MergerSub does not, and the consummation by Acquiror and MergerSub of the transactions contemplated hereby will not, conflict with, or result in a violation of, any provision of the Certificate of Incorporation or Bylaws of Acquiror or MergerSub, as amended to date and as currently in full force and effect. The execution and delivery of this Agreement by Acquiror and MergerSub does not, and the consummation by Acquiror and MergerSub of the transactions contemplated hereby will not, conflict with, or result in a material violation of, or material default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, any material mortgage, indenture, lease, contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any Subsidiary of Acquiror or any of their properties or assets, except as such termination, cancellation or acceleration could reasonably be expected not to have a Material Adverse Effect on Acquiror. Section 3.5(a) of the Acquiror Disclosure Schedule lists all consents, waivers and approvals under any of Acquiror's material agreements, contracts, licenses, leases or other obligations in effect as of the date of this Agreement required to be obtained in connection with the consummation of the transactions contemplated hereby.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained or made, at or prior to the Effective Time, by or with respect to Acquiror or any Subsidiary of Acquiror in connection with the execution and delivery of this Agreement by Acquiror or MergerSub or the consummation by Acquiror or MergerSub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Exchange Act, the Securities Act, applicable state securities laws and the securities (or related) laws of any foreign country, including the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) such filings as may be required under the rules and regulations of Nasdaq, and (iv) such other consents, authorizations, approvals and registrations that, if not obtained or made, could reasonably be expected not to have a Material Adverse Effect on Acquiror.

Acquiror acknowledges and agrees that no filings are required under the HSR Act and the antitrust laws of any foreign country.

          3.6  SEC Filings; Acquiror Consolidated Financial Statements.
               -------------------------------------------------------

                    (a) Acquiror has filed all forms, reports, schedules, statements, shareholder communications and other documents required to be filed by it with the SEC on and after its initial public offering on November 9, 1999 (collectively, the "Acquiror SEC Reports"), and has previously made available
                    --------------------
(including via the SEC Edgar system) to Target all such Acquiror SEC Reports. Acquiror has also made available to Target complete (i.e. unredacted) copies of each exhibit to the Annual Report on Form 10-K of Acquiror for the year ended December 31, 1999 and any quarterly report and Form 8-K filed by Acquiror with the SEC thereafter and prior to the date of this Agreement. As of their respective dates, the Acquiror SEC Reports (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. As of their respective dates, the Acquiror SEC Reports complied in all material respects with the published rules and regulations and mandatory policies of the Nasdaq, in each case with respect thereto.

                    (b) No Subsidiary of Acquiror is required to file any form, report or other document with the SEC.

                    (c) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Reports (collectively, the "Acquiror Financials") was or will be prepared in
                            -------------------
accordance with the United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except
  ----
as may be indicated in the notes thereto) and each fairly presented or will fairly present the consolidated financial position, results of operations and cash flows of Acquiror and all Subsidiaries of Acquiror as of the respective dates thereof and for the respective periods indicated therein in accordance with GAAP (subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments and the absence of certain footnote disclosures).

                    (d) Acquiror has previously furnished to Target complete and correct copies of all amendments and modifications that have not been filed by Acquiror with the SEC to all agreements, documents and other instruments that previously had been filed by Acquiror with the SEC and are currently in effect.

          3.7  Absence of Undisclosed Liabilities.
               ----------------------------------

                    (a) Except as and to the extent set forth on the consolidated balance sheet of Acquiror and its Subsidiaries for the period ended September 30, 2000 (such consolidated balance sheet, the "Acquiror Balance
                                                          ----------------
Sheet" and such date, the "Acquiror Balance Sheet Date"), neither Acquiror nor
-----                      ---------------------------
any Subsidiary of it (i) had as of the Acquiror Balance Sheet Date, or (ii) currently has, in each case any liability or obligation of any nature (whether accrued, absolute, matured or unmatured, fixed, contingent or otherwise) that would be required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations disclosed in any Acquiror SEC Report filed since the

Acquiror Balance Sheet Date and prior to the date hereof or incurred in the ordinary course of business consistent with past practice.

               (b) Since December 31, 1999 (i) there has not been, not occurred and not arisen any change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Acquiror or any revaluation by Acquiror of any of its or any of its Subsidiaries' assets, except as required by GAAP or the rules and regulations promulgated by the SEC (the "Acquiror Accounting Practice"), and
                                         ----------------------------
(ii) the Acquiror Balance Sheet was prepared in accordance and consistent with the Acquiror Accounting Practice.

          3.8  Absence of Certain Changes.  Except as contemplated by this
               --------------------------
Agreement or as disclosed in the Acquiror SEC Reports filed on or prior to February 8, 2001, since the Acquiror Balance Sheet Date, Acquiror has conducted its business in the ordinary course in a manner consistent with past practice and there has not occurred any:

               (a) amendments or changes to the Certificate of Incorporation or Bylaws of Acquiror or any of its Subsidiaries;

               (b) declaration, setting aside or payment of a dividend or other distribution in respect to the capital stock of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its capital stock;

               (c) termination or material amendment relating to payments thereunder of any material contract, agreement or license (including any distribution agreement) between Acquiror and either of Medtronic Physio-Control, Inc. or Agilent Technologies Inc.;

               (d) notice of any claim of ownership by a third party of Acquiror Intellectual Property (as defined below) or of infringement by Acquiror or any of its Subsidiaries of Acquiror Third Party Intellectual Property Rights (as defined below);

               (e) event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect on Acquiror; or

               (f) agreement by Acquiror or any officer or employee of Acquiror on behalf of such entity to do any of the things described in the preceding clauses (a) through (f) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

          3.9  Litigation.  Except as disclosed in the Acquiror SEC Reports
               ----------
filed prior to February 8, 2001, there is no private or governmental action, suit, proceeding or arbitration (or to the knowledge of Acquiror, a governmental, administrative or regulatory investigation or inquiry) pending before any agency, commission, association, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened, against Acquiror or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) which is reasonably likely to result in an injunction or damages payable by Acquiror or any of its Subsidiaries in excess of $100,000. There is no judgment, decree or order against Acquiror or any of its Subsidiaries or any of their respective directors or officers (in their capacities as such) that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. All litigation to which Acquiror or any of its Subsidiaries is a party (or, to the knowledge of Target, is threatened to become a party), is set forth in Section 3.9 of the Acquiror Disclosure Schedule.

          3.10 Permits; Company Products; Regulation.
               -------------------------------------

               (a) Each of Acquiror and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals (including, without limitation, FDA approvals, licenses and permits, and any rights to use radio, television and other medium frequencies on a licensed or unlicensed basis) and orders necessary for Acquiror or such Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Acquiror Authorizations"), and no suspension, cancellation or substantial
 -----------------------
modification of any Acquiror Authorization is pending or, to the knowledge of Acquiror , threatened. Neither Acquiror nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any laws applicable to Acquiror or any of its Subsidiaries or by which any material property or asset of Acquiror or any of its Subsidiaries is bound or affected, (ii) any Acquiror Authorization or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of its Subsidiaries is a party or by which Acquiror or any of its Subsidiaries or any property or asset of Acquiror or any of its Subsidiaries is bound or affected, except solely with respect to clauses (i) and (ii) to the extent that any such conflict, default or violation would not have a Material Adverse Effect on Acquiror.

               (b) Except as disclosed in the Acquiror SEC Reports filed prior to February 8, 2001, since January 1, 1998, Acquiror has not received any written notices, citations or decisions by any governmental or regulatory body that any material product developed, produced, manufactured, marketed or distributed at any time by Acquiror or any Subsidiary (the "Acquiror Products")
                                                            -----------------
is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. Acquiror and each Subsidiary has complied in all material respects with the laws, regulations, policies, procedures and specifications with respect to the development, design, manufacture, labeling, testing and inspection of the Acquiror Products and the operation of manufacturing facilities promulgated by the FDA. None of the Acquiror Products is the subject of any pending, or to Acquiror's knowledge, threatened recall, field notifications or seizures by the FDA.

               (c) Acquiror has obtained, in all countries where either Acquiror or a Subsidiary or any alliance partner thereof is manufacturing or marketing the Acquiror Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Acquiror Products currently manufactured or marketed by Acquiror or any Subsidiary or any corporate partner or sublicensee thereof in such countries. Acquiror has made available for examination by Target all information relating to regulation of the Acquiror Products, including licenses, registrations, approvals, permits, device listings, inspections, recalls and Acquiror Product actions, audits and ongoing field tests and clinical studies.

               (d) To the knowledge of Acquiror, there have been no adverse events in any field tests or clinical trials conducted by or on behalf of Acquiror, any Subsidiary or, with respect to Acquiror Products, any alliance partner or sublicensee of any of them, of such a nature that would be required to be reported to any applicable regulatory authority that have not been so reported to such authority.

               (e) There is no judgment, injunction, pronouncement, order or decree which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Acquiror or any Subsidiary, any acquisition of property by Acquiror or any Subsidiary or the overall conduct of business by Acquiror or any Subsidiary as currently conducted or as proposed to be conducted by Acquiror or by any Subsidiary. Neither Acquiror nor any Subsidiary has entered into any agreement under which Acquiror or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

               (f) Neither Acquiror nor any Subsidiary has made any sales to customers that are contingent upon (x) providing future enhancements of existing products, (y) adding features not presently available on existing Acquiror Products or (z) otherwise enhancing the performance of its existing Acquiror Products (other than beta or similar arrangements pursuant to which Acquiror's customers from time to time test or evaluate products). The Acquiror Products that Acquiror and each Subsidiary have delivered to customers substantially comply with published specifications for such products and neither Acquiror nor any Subsidiary has received material complaints from customers about its products that remain unresolved.

          3.11 Intellectual Property.
               ---------------------

               (a) Acquiror and each of its Subsidiaries each owns all right, title and interest in and to, or is licensed to use or otherwise possesses all rights under, all Intellectual Property used in the business of Acquiror or any of its Subsidiaries as currently conducted by Acquiror or such Subsidiaries, including Acquiror Third Party Intellectual Property Rights (as such term is defined below) (the "Acquiror Intellectual Property").
                     ------------------------------

               (b)  Section 3.11(b) of the Acquiror Disclosure Schedule lists
(i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, and registered copyrights and domain names, included in the Acquiror Intellectual Property that are owned or purported to be owned by Acquiror or any of its Subsidiaries, including the jurisdictions in which each such Acquiror Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Acquiror or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Acquiror Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Acquiror or any of its Subsidiaries is a party and pursuant to which Acquiror or any of its Subsidiaries is authorized to use any third-party Intellectual Property, including software but excluding any shrink-wrap licenses for retail office software (third-party Intellectual Property, including software, being used by Acquiror or any of its Subsidiaries being referred to in this Agreement as "Acquiror Third-Party Intellectual Property Rights"). Neither Acquiror nor any
 -------------------------------------------------
of its Subsidiaries nor, to the knowledge of Acquiror, any third party is in material violation of any license, sublicense or agreement described in Section
3.11 of the Acquiror Disclosure Schedule, nor to Acquiror's knowledge has there been any claim by any party to such agreement of such material violation. The Acquiror Intellectual Property is free and clear of any liens and, subject to the license agreements disclosed in the Acquiror Disclosure Schedule, Acquiror has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the enforcement thereof in connection with the services or products in respect of which such Acquiror Intellectual Property is being used.

               (c) To the knowledge of Acquiror, there is no unauthorized use, disclosure, infringement or misappropriation of any Acquiror Intellectual Property rights, by any third party, including any employee or former employee of Acquiror or any of its Subsidiaries. Neither Acquiror nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or agreements for the sale, license or distribution of any Acquiror Intellectual Property or products containing Acquiror Intellectual Property arising in the ordinary course of business.

               (d) Neither Acquiror nor any of its Subsidiaries is or will be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement described in Sections 3.11 of the Acquiror Disclosure Schedule, nor will any other party to any such license, sublicense or agreement be entitled to terminate or modify such license, sublicense or agreement.

               (e) All issued patents, trademarks, service marks and copyrights held by Acquiror or any Subsidiary are valid and subsisting and, to Acquiror's knowledge, there is no assertion or claim pending challenging the validity thereof. Acquiror has not and, to its knowledge, is not being sued in any suit, action or proceeding that involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, nor, to the knowledge of Acquiror, is any such suit, action or proceeding being threatened against Acquiror or any of its Subsidiaries, nor has Acquiror or any Subsidiary received a cease-and-desist notice relating to such a claim. To the knowledge of Acquiror, neither the conduct of the business of Acquiror and each Subsidiary as currently conducted or contemplated to be conducted nor the development, manufacture, sale, licensing or use of any of the products of Acquiror or any Subsidiary as now developed, manufactured, sold, licensed or used infringes on, in any way, any license, trademark, trademark right, trade name, trade name right, valid patent, valid patent right, industrial model, invention, service mark, domain name or copyright of any third party. No third party is challenging the ownership by Acquiror or any Subsidiary, or the validity or effectiveness of, any of the Acquiror Intellectual Property. Neither Acquiror nor any Subsidiary has brought or is bringing any action, suit or proceeding for infringement of Acquiror Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending or, to the knowledge of Acquiror, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Acquiror or any Subsidiary, except such as may have been commenced by Acquiror or any Subsidiary. There is presently no breach or violation of or actual loss or, to the knowledge of Acquiror, threatened loss of rights under any license agreement to which Acquiror or any Subsidiary is a party.

               (f) Each Acquiror Operational Employee (as defined below) has signed an intellectual property assignment agreement that legally, fully and effectively transfers to Acquiror any and all right, title and interest which the named Acquiror Operational Employee may have or acquire in and to the Acquiror Intellectual Property. "Target Operational Employee" means any current
                                 ---------------------------
or former non-clerical employee or consultant of Acquiror.

               (g) Acquiror has taken all commercially reasonable steps to protect and preserve the confidentiality of all Acquiror Intellectual Property not otherwise protected by patents, patent applications or copyright ("Acquiror
                                                                       --------
Confidential Information").  Each of Acquiror and each Subsidiary has a policy
------------------------
requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Acquiror's standard forms and all current and former employees, consultant and independent contractors of Acquiror and each Subsidiary have executed such an agreement. All use, disclosure or appropriation of Acquiror Confidential Information owned by Acquiror or a Subsidiary by or to a third party has been pursuant to the terms of a written agreement between Acquiror or the applicable Subsidiary and such third party. All use, disclosure or appropriation of Acquiror Confidential Information not owned by Acquiror or a Subsidiary has been pursuant to the terms of a written agreement between Acquiror or a Subsidiary and the owner of such Acquiror Confidential Information, or is otherwise lawful.

          3.12 Environmental Matters.
               ---------------------

               (a)  The following terms shall be defined as follows:

                         (i)  "Acquiror Property" shall mean all real property
                               -----------------
leased or owned by Acquiror or any of its Subsidiaries either currently or in the past.

                         (ii) "Acquiror Facilities" shall mean all buildings and
                               -------------------
improvements on the Acquiror Property.

               (b) Acquiror represents and warrants as follows: (i) (x) to the knowledge of Acquiror, prior to the term of Acquiror's leases on the Acquiror Facilities, and (y) during the term of Acquiror's leases on the Acquiror Facilities, no methylene chloride or asbestos is contained in or has been used at or released from the Acquiror Facilities; (ii) all Hazardous Materials and wastes utilized or generated by Acquiror have been disposed of in accordance with all Environmental and Safety Laws; (iii) neither Acquiror nor any of its Subsidiaries has received any notice (verbal or written) of any noncompliance of the Acquiror Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Acquiror's knowledge, threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws; (v) neither Acquiror nor any of its Subsidiaries is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),
                                                                       ------
or any state analog statute, arising out of events occurring prior to the Closing Date; (vi) (x) to the knowledge of Acquiror, prior to the term of Acquiror's leases on the Acquiror Facilities there has not been, and (y) during the term of Acquiror's leases on the Acquiror Facilities there has not been and are not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Acquiror Facilities or Acquiror Property (including without limitation, soils and surface and ground waters); (vii) (x) to the knowledge of Acquiror, prior to the term of Acquiror's leases on the Acquiror Facilities there have not been, and (y) to the best knowledge of Acquiror, during the term of Acquiror's leases on the Acquiror Facilities there have not been and are not now, any underground tanks or underground improvements at, on or under the Acquiror Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) (x) to the knowledge of Acquiror, prior to the term of Acquiror's leases on the Acquiror Facilities there have not been, and (y) during the term of Acquiror's leases on the Acquiror Facilities there have not been and are not now, any polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Acquiror
            ----
Property or Acquiror Facilities or any equipment on the Acquiror Property containing PCBs at levels in excess of 50 parts per million; (ix) (x) to the knowledge of Acquiror, prior to the term of Acquiror's leases on the Acquiror Facilities there has not been, and (y) during the term of Acquiror's leases on the Acquiror Facilities there has not been and is not now, any formaldehyde on the Acquiror Property or in the Acquiror Facilities, nor any insulating material containing urea formaldehyde in the Acquiror Facilities; (x) during the term of Acquiror's leases on the Acquiror Facilities, Acquiror's and its Subsidiaries' uses and activities therein, and to Acquiror's knowledge prior to the term of such leases all other uses and activities therein, have at all times complied with all Environmental and Safety Laws; (xi) Acquiror and its Subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits; and (xii) neither Acquiror nor any of its Subsidiaries is liable for any off-site contamination nor under any Environmental and Safety Laws.

          3.13 Taxes.
               -----

               (a) For purposes of this Section 3.13 and other provisions of this Agreement relating to Taxes of Acquiror or any of its Subsidiaries, the following definitions shall apply:

                         (i)  The term "Taxes" shall mean all taxes, however
                                        -----
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in Clause (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in the foregoing clause (A) or (B) as a result of any obligations to indemnify another person.

                         (ii) The term "Returns" shall mean all reports,
                                        -------
estimates, declarations of estimated tax, information statements and returns, including any schedule or attachment thereto and any amendments thereof, required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

               (b) All Returns required to be filed by or on behalf of Acquiror or any of its Subsidiaries have been duly filed on a timely basis (including any extensions of due dates) and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Acquiror or any of its Subsidiaries under
Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Acquiror or any of its Subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Acquiror and each of its Subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the assets of Acquiror or any of its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Acquiror or any of its Subsidiaries is contesting in good faith through appropriate proceedings. Neither Acquiror nor any of its Subsidiaries has been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired, other than a group of which Acquiror is the parent corporation.

               (c) The amount of Acquiror's and any of its Subsidiaries' liabilities for unpaid Taxes for all periods through the Acquiror Balance Sheet Date do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Acquiror Balance Sheet and the related Acquiror Financials, and such Acquiror Financials properly accrue, in accordance with GAAP, all liabilities for Taxes of Acquiror and its Subsidiaries payable after the Acquiror Balance Sheet Date attributable to transactions and events occurring prior to such date. No liability for Taxes of Acquiror or any of its Subsidiaries has been incurred (or prior to Closing will be incurred) between the Acquiror Balance Sheet Date and the date of this Agreement other than in the ordinary course of business, and all accruals for Taxes are and will be sufficient to pay all unpaid Taxes as of the Closing Date.

               (d) Acquiror has furnished or made available to Acquiror true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Acquiror or any of its Subsidiaries relating to Taxes and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Acquiror and its Subsidiaries for all periods since January 1, 1998.

               (e) No audit of the Returns of or including Acquiror and its Subsidiaries by a Governmental Entity or taxing authority is in process, or, to the knowledge of Acquiror, threatened (either in writing or verbally, formally or informally). No deficiencies exist or are being asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Acquiror or any of its Subsidiaries and, since January 1, 1998, Acquiror has not received written notice nor does it expect to receive any such notice that it or any of its Subsidiaries has not filed a Return or paid Taxes required to be filed or paid. Neither Acquiror nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of Taxes nor has such event been asserted or threatened (either in writing or verbally)against Acquiror, any Subsidiary of it or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Acquiror or any of its Subsidiaries. There are no Tax rulings, requests for rulings or closing agreements relating to Acquiror or any of its Subsidiaries that would reasonably be expected to affect the liability for Taxes or the amount of taxable income of Acquiror or any of its Subsidiaries for any period (or portion of a period) after the date hereof. Without limiting the representations and warranties set forth in clause (c) above, Acquiror and each Subsidiary of it has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code or comparable provisions of applicable state tax laws. Any adjustment of Taxes of Acquiror or any of its Subsidiaries made by the Internal Revenue Service (the "IRS") in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

          3.14 Employee Benefit Plans.
               ----------------------

               (a) Section 3.14(a) of the Acquiror Disclosure Schedule sets forth a true and correct list, with a summary of each such plan's material terms, of each material deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2)
  -----
of ERISA); each material employment, termination or severance agreement (other than employment letters with employees entered into in the ordinary course of business); and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is (or, with respect to any pension plan that is or was subject to Title IV of ERISA, during any time in the last six years was) sponsored, maintained, participated in or contributed to or required to be contributed to (the "Acquiror Employee Plans") by Acquiror, any
                                    -----------------------
of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Acquiror would be deemed a
 ---------------
"single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Acquiror or any of its Subsidiaries.

               (b) To the extent that Acquiror has provided or made available any of the following documents to Acquiror, the copies so provided or made available were true and correct copies of such documents: (i) any Acquiror Employee Plan document including all amendments thereto; (ii) any actuarial report for such Acquiror Employee Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for any such Acquiror Employee Plan; (iv) the most recent summary plan description and related summaries of modifications or
(v) the most recent Form 5500 (including all schedules) filed with the IRS.

               (c) Each of the Acquiror Employee Plans is in compliance with all applicable provisions of the Code and ERISA; each of the Acquiror Employee Plans and related trusts intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred to cause the loss of such qualified status; no Acquiror Employee Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; all contributions required to be made by Acquiror or any Subsidiary of it to any Acquiror Employee Plan have been made by the due date; neither Acquiror nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of an Acquiror Employee Plan pursuant to Title IV of ERISA (other than for premiums not yet due to the Pension Benefit Guaranty Corporation); to the knowledge of Acquiror no proceedings have been instituted to terminate any Acquiror Employee Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Acquiror Employee Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a risk to Acquiror of incurring a liability to or on account of an Acquiror Employee Plan pursuant to Title IV of ERISA; no Acquiror Employee Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Acquiror Employee Plan is a multiple employer plan (as defined in Section 413 of the Code); except as required by Section 4980B of the Code or Part 6 of Title I of ERISA, no Acquiror Employee Plan provides post-retirement welfare benefits and there are no pending, or to the knowledge of Acquiror, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Acquiror Employee Plans or any trusts related thereto or against Acquiror, any Subsidiary of it or any individual or entity for which the Acquiror Employee Plans, Acquiror or any Subsidiary of it may have liability; all employee benefit plans that are subject to the laws of any jurisdiction outside the United States are in compliance with such applicable laws and the requirements of any trust deed or other document under which they are established or maintained.

               (d) With respect to each Acquiror Employee Plan, Acquiror and each Subsidiary has complied in all material respects with (i) the applicable health-care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, and (iii) the applicable notice requirements under the Health Insurance Portability and Accountability Act of 1996 and the temporary regulations thereunder.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Acquiror, any Subsidiary of it or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits (except as required under Section 411(d)(3) of the Code), or increase the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Acquiror, any Subsidiary of it or other ERISA Affiliate relating to, or change in participation or coverage under, any Acquiror Employee Plan that would increase the expense of maintaining such Acquiror Employee Plan above the level of expense incurred with respect to that Acquiror Employee Plan for the most recent fiscal year included in the Acquiror Financials.

               (g) (i) Acquiror and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN

Act") and, to the knowledge of Acquiror, no fact or event exists as of the date of this Agreement that would reasonably be expected to give rise to liability under the WARN Act; (ii) no compensation paid or payable to any employee of Acquiror or any Subsidiary of it has been, or will be, nondeductible by reason of application of Section 162(m) of the Code; and (iii) neither Acquiror nor any of its Subsidiaries has any obligations under COBRA with respect to any former employees or their related qualifying beneficiaries.

               (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Acquiror or any Subsidiary of it, (ii) materially increase any benefits otherwise payable by Acquiror or any Subsidiary of it, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          3.15 Employee Matters.  Acquiror and each of its Subsidiaries are in
               ----------------
compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no material pending claims against Acquiror or any Subsidiary of it under any workers compensation plan or policy or for long-term disability. There is no pending strike, lockout, work slowdown or work stoppage involving Acquiror or any of its Subsidiaries and any of their respective employees. Neither Acquiror nor any Subsidiary of it is a party to any collective bargaining agreement or other labor union contract nor does Acquiror or any of its Subsidiaries know of any activities or proceedings of any labor union or other group to organize any such employees.

          3.16 Certain Contracts.
               -----------------

               (a) Except as set forth in Section 3.16(a) of the Acquiror Disclosure Schedule, neither Acquiror nor any of its Subsidiaries is a party to or bound by any contract or commitment (whether written or oral) (i) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Acquiror, the Surviving Corporation or any of their respective Subsidiaries to any director, officer, employee, contractor or consultant thereof, (ii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Acquiror SEC Reports, (iii) which materially increases any benefits otherwise payable under any Acquiror compensation plan or other benefit arrangement, (iv) which requires Acquiror to register any securities under the Securities Act or otherwise or (v) which materially restricts the conduct of any line of business by Acquiror or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in clause (ii) of this Section 3.16(a), whether or not set forth in Section 3.16(a) of the Acquiror Disclosure Schedule, is referred to herein as a "Acquiror Contract." Acquiror has previously delivered or made available to target true and correct copies of each Acquiror Contract.

               (b) (i) Each Acquiror Contract is valid and binding and in full force and effect, (ii) neither Acquiror nor any of its Subsidiaries is in default in respect of its obligations under any Acquiror Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of Acquiror or any of its Subsidiaries under any Acquiror Contract, and (iv) no other party to any Acquiror Contract is, to the knowledge of Acquiror, in default in any respect thereunder.

          3.17 Customers and Suppliers; Warranty Obligations.
               ---------------------------------------------

               (a) Neither of Medtronic Physio-Control, Inc. or Agilent Technologies Inc., or any material supplier, has cancelled or otherwise terminated, or made any written threat to Acquiror to cancel or otherwise terminate its relationship with Acquiror, or has at any time on or after the Acquiror Balance Sheet Date decreased materially its services or supplies to Acquiror in the case of any such supplier, or its usage of the services or products of Acquiror in the case of such customer, and to Acquiror's knowledge, none of such parties intends to cancel or otherwise terminate its relationship with Acquiror or to decrease materially its services or supplies to Acquiror or its usage of the services or products of Acquiror; excluding, however, decreases pursuant to the terms of such parties' agreements upon the occurrence of certain events and conditions described therein. Acquiror is not in material breach of any contract with any such party.

               (b) All warranty claims or similar claims made in respect of any Acquiror Products since December 31, 1998 have been settled or otherwise are adequately covered by Acquiror's warranty reserves.

          3.18 Interested Party Transactions.  Neither Acquiror nor any of its
               -----------------------------
Subsidiaries is indebted to any director, officer, employee or agent of Acquiror or any of its Subsidiaries of it or any affiliate or immediate family member of any of the foregoing (except for amounts due as normal salaries and bonuses and other employee benefits and in reimbursement of ordinary expenses), and no such person is indebted to Acquiror or any of its Subsidiaries. None of Acquiror's or any of its Subsidiaries' officers or directors, or, to Acquiror's knowledge, any affiliates or immediate family members of the foregoing, have any material interest in any firm or corporation with which Acquiror or any of its Subsidiaries is affiliated or with which Acquiror or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with Acquiror or any of its Subsidiaries except that officers, directors and/or stockholders of Acquiror or any of its Subsidiaries may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with Acquiror or any of its Subsidiaries. To Acquiror's knowledge, none of Acquiror's or any of its Subsidiaries' officers or directors, or any affiliates or immediate family members of the foregoing, are, directly or indirectly, interested in any Acquiror Contract.

          3.19 Insurance.  Acquiror and each of its Subsidiaries has or is a
               ---------
named beneficiary under policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Acquiror and its Subsidiaries. All such casualty and property policies are "claims incurred" policies. There is no claim pending under any of such policies or bonds. All such policies are in full force and effect, and all premiums due and payable under all such policies and bonds have been paid and Acquiror and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Acquiror has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

          3.20 Compliance with Laws.  Each of Acquiror and its Subsidiaries has
               --------------------
complied in all material respects with, is not in material violation of, and, since January 1, 1998, has not received any notices of material violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business or the ownership or operation of its business.

          3.21 Brokers' and Finders' Fees.  Other than the fees payable to U.S.
               --------------------------
Bancorp Piper Jaffrey and A.G. Edwards (collectively, the "Acquiror Financial
                                                           ------------------
Advisor") as set forth in Section 3.21 of the Acquiror Disclosure Schedule,
-------
Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees, agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.22 Statements; Joint Proxy Statements/Prospectus.  The information
               ---------------------------------------------
supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Acquiror for inclusion in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to Acquiror's stockholders or Target's stockholders, respectively, or at the time of the Acquiror Stockholders' Meeting or the Target Stockholders' Meeting, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Acquiror Stockholders' Meeting or the Target Stockholders' Meeting, respectively, which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Acquiror or any of its affiliates, officers or directors should be discovered by Acquiror that is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Acquiror shall promptly so inform Target. Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by Target that is contained in any of the foregoing documents.

          3.23 Board Approval.  The Acquiror Board of Directors (at a meeting
               --------------
duly and validly called and held) has duly and validly (a) unanimously determined that the Merger is advisable and in the best interests of the stockholders of Acquiror and is on terms that are fair to such stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement by Acquiror and unanimously approved this Agreement and the Merger, and (c) unanimously recommended that the stockholders of Acquiror approve the adoption of this Agreement, the approval of the issuance of the shares of Acquiror Common Stock in connection with the Merger and the increase in the number of shares of Acquiror Common Stock reserved for issuance under Acquiror's stock option plans.

          3.24 Opinion of Financial Advisor.  Acquiror has received a written or
               ----------------------------
verbal opinion of the Acquiror Financial Advisor on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to Acquiror from a financial point of view. Acquiror has, prior to execution of this Agreement by Target, delivered a true and correct copy of the draft written opinion of the Acquiror Financial Advisor to Target for informational purposes only.

          3.25 Valid Issuance.  The Acquiror Common Stock to be issued in the
               --------------
Merger, when issued in accordance with the provisions of this Agreement (a) will be validly issued, fully paid and nonassessable and (b) upon the filing of the Registration Statement with the SEC and its effectiveness under the Securities Act, will not be subject to any restrictions on resale under the Securities Act other than restrictions imposed by Rule 145 promulgated under the Securities Act.

          3.26 DGCL Section 203.  The provisions of Section 203 of the Delaware
               ----------------
General Corporation Law will not apply to Acquiror, this Agreement or the Merger or any of the transactions contemplated hereby or thereby.

          3.27 Representations Complete.  None of the representations or
               ------------------------
warranties made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not materially misleading.


                                 SECTION FOUR

     4.   Conduct Prior to the Effective Time.
          -----------------------------------

          4.1  Conduct of Business of Target.  During the period from the date
               -----------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, and except (i) as contemplated or permitted by the terms of this Agreement, (ii) as provided in
Section 4.1 of the Target Disclosure Schedule and (iii) to the extent otherwise previously consented to by Acquiror in writing (which consent shall be withheld or delayed in Acquiror's sole discretion), Target and each Target Subsidiary shall carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, and use its commercially reasonable efforts consistent with past practices and policies to (a) preserve intact its present business organization, (b) keep available the services of its present officers and employees and (c) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, Target will promptly notify Acquiror of any event that it reasonably believes could have a Material Adverse Effect on Target or the Surviving Corporation.

     In addition, except as contemplated or permitted by the terms of this Agreement and except as provided in Section 4.1 of the Target Disclosure Schedule, without the prior written consent of Acquiror (which consent shall be withheld or delayed in Acquiror's sole discretion), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Target shall not do, cause or permit, and shall not permit its Subsidiaries to do, cause or permit any of the following:

               (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted pursuant to any employee, consultant, director or other stock plans, including the Target Equity Plans, or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant any severance or termination pay, or other economic rights, to any officer or employee, except pursuant to written agreements outstanding or published policies existing on the date hereof and as previously disclosed in writing or made available to Acquiror, or adopt any new severance plan;

               (c) Transfer or license to any person or otherwise extend, amend or modify in any material respect any rights to, or enter into grants to future rights related to, any Target Intellectual Property, except non-exclusive licenses to end users in the ordinary course of business consistent with past practices;

               (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (other than distributions from a Target Subsidiary to Target) or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Target or the Target Subsidiaries, except repurchases of unvested shares at cost or lower in connection with the termination of the employment relationship with any employee pursuant to and in accordance with the express terms of a stock option purchase agreement or employment agreement in effect on the date hereof;

               (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, including under any of the Target Equity Plans, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Target Common Stock pursuant to the exercise for cash of Target options or stock purchase rights outstanding under the Target Equity Plans as of the date of this Agreement;

               (g) Cause, permit or propose any amendments to the Certificate of Incorporation, Bylaws or similar organizational documents of Target or any Target Subsidiary;

               (h) Acquire, or propose or agree to acquire, by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets or capital stock that is material, individually or in the aggregate, to the business of Target or the Target Subsidiaries or enter into any material joint ventures, strategic partnerships or alliances;

               (i) Sell, lease, license, pledge, encumber or otherwise dispose of any properties or assets of Target or the Target Subsidiaries, except in the ordinary course of business consistent with past practice, or enter into a new line of business;

               (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Target or any Target Subsidiary, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with Target's financing of ordinary-course trade payables consistent with past practice and not to exceed $2,000,000 in the aggregate (it being understood and agreed that Target shall not borrow, draw down upon, request any letters of credit or otherwise incur any indebtedness obligations under that certain Loan and Security Agreement dated February 26, 1993 (as amended) between Target and Silicon Valley Bank or any amendments, modifications, continuations or replacements thereto);

               (k) Except as set forth in Sections 1.6(d)(iv), 1.6(e) and 5.15(b), adopt, amend or terminate any employee benefit plan or employee stock purchase or employee stock option plan, including the Target Equity Plans, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will" without severance), pay any special bonus or special remuneration to any director or executive officer, or except in the ordinary course of business consistent with past practice, increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of, its directors, officers, employees or consultants, or change in any material respect any management policies or procedures;

               (l) Enter into, modify, amend or terminate any material contract or agreement to which Target or any Target Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

               (m) (i) Other than in the ordinary course of business and in each case after consultation with Acquiror (except in cases of closing out sales in the Pipeline in the ordinary course of business consistent with past practice), enter into any contracts, agreements or obligations relating to the distribution, sale, license or marketing by third parties of Products or other products licensed by Target or any Target Subsidiary or (ii) enter into any agreement that provides for payments by Target in excess of $200,000;

               (n) Revalue any of its assets or, except as required by GAAP, change its accounting methods, principles or practices as in effect as of the Target Balance Sheet Date;

               (o) Engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to (i) delay in any material respect the consummation of, or otherwise adversely affect, any of the transactions contemplated by this Agreement, or (ii) increase the likelihood that a Governmental Entity will seek to object to or challenge the consummation of any of the transactions contemplated by this Agreement;

               (p) Fail to make in a timely matter any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

               (q) Make any capital expenditure in excess of (i) $75,000 individually or (ii) $225,000 in the aggregate, taking into account all capital expenditures between the date of this Agreement and the Effective Time;

               (r) Make or change any Tax election, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, consent to any extension or waiver of the limitations period applicable to any claim or assessment in respect of Taxes, or settle or compromise any Tax liability; or

               (s) Agree in writing to or otherwise take any of the actions described in Clauses (a) through (r) above.

     Notwithstanding the foregoing provisions of this Section 4.1, Target may:

               (t) Continue negotiations with the entities (other than Silicon Valley Bank) specifically listed in Section 2.8(i) of the Target Disclosure Schedule, and enter into commercial agreements with such entities in connection with such negotiations, in each case with the consent of Acquiror (such consent not to be unreasonably withheld so long as such commercial agreements do not contain terms and conditions (i) that are manifestly adverse to Target or (ii) that adversely impact or otherwise conflict with Acquiror's current distribution and partnership relationships); provided, that

Target shall actively and consistently keep Acquiror apprised of the status of negotiations and shall promptly deliver to Acquiror all information in respect of such negotiations that is reasonably requested by Acquiror as well as a true and correct copy of any final executed documentation; and

               (u) Continue negotiations and enter into a credit facility with Silicon Valley Bank; provided, however, that such credit facility shall be on the terms and conditions as set forth in Exhibit 2.8(i) of the Target Disclosure Schedule or on terms and conditions that are not materially less favorable to Target; and provided further, that Target shall actively and consistently keep Acquiror apprised of the status of negotiations with Silicon Valley Bank and shall promptly deliver to Acquiror all information in respect of such negotiations that is reasonably requested by Acquiror as well as a true and correct copy of any final executed documentation.

          4.2 Conduct of Business of Acquiror. During the period from the date
              -------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, and except as contemplated or permitted by the terms of this Agreement and except as provided in Section 4.2 of the Acquiror Disclosure Schedule:

               (a)  Acquiror and each of its Subsidiaries shall not:

                         (i)   Declare, set aside or pay any dividends on or
make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (other than distributions from a Subsidiary to Acquiror or a Subsidiary of Acquiror) or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; or

                         (ii)  Issue, deliver, sell, authorize, pledge or
otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Acquiror Common Stock pursuant to any Acquiror Contract or the exercise for cash of Acquiror options or stock purchase rights outstanding under the Acquiror Equity Plans as of the date of this Agreement; and

               (b) Acquiror shall use its commercially reasonable efforts consistent with past practices and policies to:

                         (i)   Preserve intact its present business
organization; and

                         (ii)  Preserve its relationships with customers,
suppliers, distributors, licensors, licensees, and others with which it has business dealings; and

                         (iii) Promptly notify Target of any event that it
reasonably believes could have a Material Adverse Effect on Acquiror.

               (c) Acquiror and each of its Subsidiaries shall not acquire and/or enter into agreements to acquire, other corporate entities, lines of business and comparable concerns, for aggregate consideration exceeding ten percent (10%) of Acquiror's market capitalization as of the effective time of such acquisition, whether by stock purchase, asset purchase, merger or otherwise and whether for consideration consisting of cash, stock or a combination of the same; and nothing in this Agreement shall preclude Acquiror or any of its Subsidiaries from entering into such acquisitions or agreements to acquire so long as the aggregate consideration paid in such does not exceed ten percent (10%) of Acquiror's market capitalization as of the effective time of such acquisition.

                                 SECTION FIVE

     5.   Additional Agreements.
          ---------------------

          5.1  Commercially Reasonable Efforts and Further Assurances.
               ------------------------------------------------------

               (a) Each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby as promptly as practicable after the date hereof and to fulfill and cause to be fulfilled the conditions to closing under this Agreement as promptly as practicable after the date hereof. Each of the parties to this Agreement, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

               (b) Target shall give prompt notice to Acquiror of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Target to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case such that the conditions set forth in Section 6.3(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

               (c) Acquiror shall give prompt notice to Target of any representation or warranty made by it or MergerSub or contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Acquiror or MergerSub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case such that the conditions set forth in Section 6.2(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          5.2  Consents; Cooperation.
               ---------------------

               (a) Each of Acquiror, MergerSub and Target shall use its commercially reasonable efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror, MergerSub or Target or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, and (ii) make or cooperate in the making of all necessary filings, and thereafter make or cooperate in the making of any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state, local or foreign laws or by any Governmental Entity.

               (b) Each of Acquiror, MergerSub and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any
                         --------------
administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror, MergerSub and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that
                                   -----
prohibits, prevents or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws.

               (c) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened, action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or
(ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Acquiror or its Subsidiaries to own or operate all or any portion of the businesses or assets of Target or any Target Subsidiaries.

               (d) Each of Acquiror and Target shall give or cause to be given any required notices to third parties, and use its commercially reasonable efforts to obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Target or Acquiror from occurring prior to or after the Effective Time. In the event that Acquiror or Target shall fail to obtain any third-party consent, waiver or approval described in this Section 5.2(d), it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect on Acquiror and Target, their respective subsidiaries and their respective businesses resulting (or that could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

               (e) Each of Acquiror and Target will, and will cause their respective Subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed on such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

               (f) It is agreed that notwithstanding the undertakings of the parties under this Section 5.2, Acquiror shall not be required to, and Target shall not without Acquiror's prior written consent, undertake any such action to attain such compliance or consent to the extent it requires the modification of any Material Contract or any Acquiror Contract, the discontinuance of any line of business of either Acquiror or Target or the expenditure of amounts, when aggregated between the parties, in excess of $150,000 (exclusive of transaction expenses for this Agreement and SEC registration fees).

          5.3  Access to Information.
               ---------------------

               (a) Target shall afford Acquiror and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (i) all of its and its subsidiaries' properties, books, contracts, commitments and records and (ii) all other information concerning the business (including the status of the product development efforts), properties, results of operation and personnel (including information relating to all current and former employees' names, compensation rates, terminations and citizenship and immigration status) of its and its Subsidiaries as Acquiror may reasonably request. Target shall cooperate with Acquiror in formulating an integration plan and shall make such personnel and resources available as shall be reasonably required to commence implementation of such plan.

               (b) Acquiror shall afford Target and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to conduct reasonable confirmatory due diligence as Target may reasonably request.

               (c) From the date hereof until the Effective Time, Target shall confer with Acquiror on a regular and frequent basis to report operational matters of materiality to Target and the general status of ongoing operations to Target and the Target Subsidiaries.

               (d) No information or knowledge obtained by Acquiror or Target after the date hereof shall affect or be deemed to modify any representation or warranty of Target or Acquiror, respectively, contained herein or the conditions to the obligations of the parties to consummate the Merger. In the event Acquiror or Target obtains any such information that makes any representation or warranty of the other party contained herein materially untrue such that the conditions set forth in Section 6.2 or 6.3 would not be satisfied, then such party shall so notify the other party.

          5.4  Confidentiality.  The parties acknowledge that Acquiror and
               ---------------
Target have previously executed a confidentiality agreement dated as of July 24, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall
           -------------------------
continue in full force and effect in accordance with its terms.

          5.5  Joint Proxy Statement/Prospectus ; Registration Statement; Other
               ----------------------------------------------------------------
Filings.
-------

               (a) As promptly as practicable after the execution of this Agreement, Target and Acquiror will prepare and file with the SEC the Joint Proxy Statement/Prospectus and Acquiror will file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Acquiror and Target shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement/Prospectus, the Registration Statement or any Other Filings (as defined below). Without limiting the foregoing, Target shall as promptly as practicable provide to Acquiror upon its request all financial information pertaining to Target reasonably necessary or advisable in connection with the foregoing, including the necessary information to conform Target's financial information to Acquiror's accounting policies and reporting format.

               (b) As promptly as practicable after the date of this Agreement, each of Target and Acquiror will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky or related laws, rules or regulations of any Governmental Entity relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings").
                -------------

               (c) Each of Target and Acquiror will respond to any comments of the SEC and any other Governmental Entity, and Acquiror will use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act, as promptly as practicable after such filing. Each of Target and Acquiror will cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

               (d) Each of Target and Acquiror will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other Government Entity and of any request by the SEC or its staff or any other Government Entity for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information, and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other Government Entity, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, the Merger or any Other Filing.

               (e) Each of Target and Acquiror will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.5 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any Other Filing, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Target and Acquiror, such amendment or supplement.

               (f) Subject to Section 7.1(g), Target's obligation to call, give notice of, convene and hold the Target Stockholders' Meeting in accordance with this Section 5.5 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Target of any Target Acquisition Proposal (as defined in Section 5.7), or by any withdrawal, amendment or modification of the recommendation of the Target Board of Directors with respect to the Merger.

               (g) Subject to Sections 7.1(f) and 7.1(j), Acquiror's obligation to call, give notice of, convene and hold the Acquiror Stockholders' Meeting in accordance with this Section 5.5 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Acquiror of any Acquiror Superior Offer (as defined in Section 5.8(c)), or by any withdrawal, amendment or modification of the recommendation of the Acquiror Board of Directors with respect to the Merger.

               (h) Each party will give the other party a reasonable opportunity to participate in the defense of any shareholder litigation against such party and its directors relating to the transactions contemplated hereby; provided, however, that (i) the foregoing shall not require either party to take any such action which would be reasonably likely to jeopardize such party's attorney-client privilege and (ii) the party to this Agreement that is the defendant in such litigation shall control such litigation.

          5.6  Meeting of Target Stockholders.
               ------------------------------

               (a) Subject to Section 7.1, promptly after the date hereof, Target shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Target Stockholders' Meeting to be held as promptly as practicable after the declaration of effectiveness of the Registration Statement. Subject to Section 7.1(f) and notwithstanding the withdrawal, amendment or modification by the Target Board of Directors in a manner adverse to Acquiror its unanimous recommendation in favor of the adoption of this Agreement in accordance with Section 5.6(c), Target shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Target may adjourn or postpone the Target Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Target's stockholders in advance of a vote with respect to adoption of this Agreement or, if as of the time for which Target Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus ) there are insufficient shares of Target Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Target Stockholders' Meeting. Target shall ensure that the Target Stockholders' Meeting is called, noticed, convened, held and conducted, and subject to Section 5.6(c), that all proxies solicited by Target in connection with the Target Stockholders' Meeting are solicited in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements. Target and Acquiror shall coordinate and cooperate with respect to the foregoing matters with a view toward, among other things, holding the respective meetings of each party's shareholders on the same day.

               (b) Subject to Section 5.6(c): (i) the Target Board of Directors shall unanimously recommend that Target's stockholders vote in favor of the adoption of this Agreement at the Target Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Target Board of Directors has unanimously recommended that Target's stockholders vote in favor of the adoption of this Agreement at the Target Stockholders' Meeting; and (iii) neither the Target Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Acquiror, the unanimous recommendation of the Target Board of Directors that Target's stockholders vote in favor of the adoption of this Agreement or cause Target to enter into any letter of intent, agreement in principle, acquisition agreement or other similar arrangement relating to a Target Acquisition Proposal.

               (c) Notwithstanding the foregoing, in the event that the Target Board of Directors determines in good faith, after consultation with outside counsel, that in light of a Target Superior Offer it is necessary to do so in order to comply with its fiduciary duties to Target and to Target's stockholders under applicable law, the Target Board of Directors may participate in negotiations and/or may enter into an acquisition agreement, letter of intent or agreement in principle with respect to a Target Superior Offer (provided, however, that Target immediately notifies Acquiror of its receipt of any Target Acquisition Proposal and of Target's interest with respect thereto, and provided further, however, that any such acquisition agreement, letter of intent or agreement in principle shall be subject in all respects to this Agreement and shall not include any term or condition providing for payment of any termination, breakup or other punitive fee by Target under any circumstances), but only after the fifth day following Acquiror's receipt of written notice advising Acquiror that the Target Board of Directors is prepared to accept a Target Superior Offer, and only if, during such five-day period, if Acquiror so elects, Target and its advisors shall have negotiated in good faith with Acquiror to make such adjustments in the terms and conditions of this Agreement as would enable Acquiror to proceed with the transactions contemplated herein on such adjusted terms. In the event that Target enters into an acquisition agreement in accordance with this Section 5.6(c), then the Target Board of Directors may resolve to withdraw its unanimous recommendation that Target's stockholders vote in favor of adoption of this Agreement but Target shall in all respects otherwise comply with the terms of this Agreement, including, but not limited to, calling and conducting the Target Stockholders' Meeting for purposes of voting on the transactions contemplated hereby. For purposes of this Agreement, the term "Target Superior Offer" shall mean any
                                      ---------------------
tender or exchange offer, proposal for a merger, consolidation, amalgamation, arrangement or other business combination involving, or a recapitalization of, Target or any of the Target Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Target or any of the Target Subsidiaries other than the transactions contemplated or permitted by this Agreement, that the Board of Directors of Target determines in good faith to be more favorable to its stockholders than the transactions contemplated hereby, and for which financing is committed or for which, in the good faith judgment of the Board of Directors of Target, financing is reasonably capable of being obtained by such third party.

          5.7  No Solicitation.
               ---------------

               (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 7, Target and each Target Subsidiary shall not, and shall not permit any of its directors, officers, employees or agents to, directly or indirectly: (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Target Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or that may reasonably be expected to lead to, any Target Acquisition Proposal, (iii) approve, endorse or recommend any Target Acquisition Proposal, or (iv) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Target Acquisition Transaction (as defined below); provided, however, that prior to the adoption of this Agreement by the required vote of Target's stockholders, nothing in this
Section 5.7(a) or elsewhere in this Agreement shall prohibit Target or any of the Target Subsidiaries' officers, directors, employees or agents from furnishing nonpublic information regarding Target and the Target Subsidiaries to, entering into a confidentiality agreement with or entering into discussions or negotiations with, any person in response to a Target Superior Offer, but only if (A) neither Target nor any representative of Target or a Target Subsidiary shall have violated any of the restrictions set forth in this Section 5.7(a) in a manner which resulted in the making, submission or announcement of the Target Superior Offer, (B) prior to furnishing any such nonpublic information to such person, Target and the Target Board of Directors gives Acquiror notice of Target's intention to furnish nonpublic information to such person, and (C) contemporaneously with furnishing any such nonpublic information to such person, Target furnishes such nonpublic information to Acquiror (to the extent such nonpublic information has not been previously furnished by Target to Acquiror). Target and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Target Acquisition Proposal. In addition to the foregoing: (1) Target shall as promptly as practicable advise Acquiror orally and in writing of any request for nonpublic information that Target reasonably believes would lead to a Target Acquisition Proposal, or any inquiry with respect to, or which Target reasonably believes would lead to, any Target Acquisition Proposal, and (2) Target shall provide Acquiror with at least the same notice as provided to the members of the Target Board of Directors of any meeting of the Target Board of Directors at which the Target Board of Directors is reasonably expected to consider a Target Acquisition Proposal or Target Superior Offer or to approve, endorse or recommend a Target Superior Offer to its stockholders.

     For purposes of this Agreement, "Target Acquisition Proposal" shall mean
                                      ---------------------------
any offer or proposal (other than an offer or proposal by Acquiror or any of its affiliates) providing for any Target Acquisition Transaction. For the purposes of this Agreement, "Target Acquisition Transaction" shall mean any transaction
                    ------------------------------
or series of related transactions (other than with Acquiror or any of its affiliates) involving: (A) any acquisition or purchase from Target by any person of more than a twenty percent (20%) interest in the total outstanding voting securities of Target or any tender offer or exchange offer that, if consummated, would result in any person beneficially owning more than twenty percent (20%) of the total outstanding voting securities of Target or any merger, consolidation, business combination or similar transaction involving Target pursuant to which the stockholders of Target immediately preceding such transaction would hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of assets representing in excess of fifty percent (50%) of the fair market value of Target's business immediately prior to such sale, lease, exchange, transfer, license, acquisition or disposition, or (C) any liquidation or dissolution of Target.

               (b) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 7, Acquiror and each of its Subsidiaries shall not, and shall not permit any of its directors, officers, employees or agents to, directly or indirectly: (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquiror Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or that may reasonably be expected to lead to, any Acquiror Acquisition Proposal, (iii) approve, endorse or recommend any Acquiror Acquisition Proposal, or (iv) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquiror Acquisition Transaction (as defined below); provided, however, that prior to the adoption of this Agreement by the required vote of Acquiror's stockholders, nothing in this
Section 5.7(b) or elsewhere in this Agreement shall prohibit Acquiror or any of its Subsidiaries' officers, directors, employees or agents from furnishing nonpublic information regarding Acquiror and its Subsidiaries to, entering into a confidentiality agreement with or entering into discussions or negotiations with, any person in response to an Acquiror Superior Offer (as defined in Section 5.8(c) below), but only if (A) neither Acquiror nor any representative of Acquiror or a Subsidiary shall have violated any of the restrictions set forth in this Section 5.7(b) in a manner which resulted in the making, submission or announcement of the Acquiror Superior Offer, (B) prior to furnishing any such nonpublic information to such person, Acquiror and the Acquiror Board of Directors gives Target notice of Acquiror's intention to furnish nonpublic information to such person, and (C) contemporaneously with furnishing any such nonpublic information to such person, Acquiror furnishes such nonpublic information to Target (to the extent such nonpublic information has not been previously furnished by Acquiror to Target). Acquiror and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquiror Acquisition Proposal. In addition to the foregoing: (1) Acquiror shall as promptly as practicable advise Target orally and in writing of any request for nonpublic information that Acquiror reasonably believes would lead to an Acquiror Acquisition Proposal, or any inquiry with respect to, or which Acquiror reasonably believes would lead to, any Acquiror Acquisition Proposal, and (2) Acquiror shall provide Target with at least the same notice as provided to the members of the Acquiror Board of Directors of any meeting of the Acquiror Board of Directors at which the Acquiror Board of Directors is reasonably expected to consider an Acquiror Acquisition Proposal or Acquiror Superior Offer or to approve, endorse or recommend a Acquiror Superior Offer to its stockholders.

     For purposes of this Agreement, "Acquiror Acquisition Proposal" shall mean
                                      -----------------------------
any offer or proposal (other than an offer or proposal by Target or any of its affiliates) providing for any Acquiror Acquisition Transaction. For the purposes of this Agreement, "Acquiror Acquisition Transaction" shall mean any transaction
                    --------------------------------
or series of related transactions (other than with Acquiror or any of its affiliates) involving: (A) any acquisition or purchase from Acquiror by any person of more than a fifty percent (50%) interest in the total outstanding voting securities of Acquiror or any tender offer or exchange offer that, if consummated, would result in any person beneficially owning more than fifty percent (50%) of the total outstanding voting securities of Acquiror or any merger, consolidation, business combination or similar transaction involving Acquiror pursuant to which the stockholders of Acquiror immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of assets representing in excess of fifty percent (50%) of the fair market value of Acquiror's business immediately prior to such sale, lease, exchange, transfer, license, acquisition or disposition, or (C) any liquidation or dissolution of Acquiror.

               (c) Nothing contained in this Section 5.7 or elsewhere in this Agreement shall prohibit (i) Target or its Board of Directors from complying with Rule 14d-9 or 14e-2 under the Exchange Act or from furnishing a copy or excerpts of this Agreement to any person that makes a Target Acquisition Proposal or that makes an inquiry that could lead to a Target Acquisition Proposal or (ii) Acquiror or its Board of Directors from complying with Rule 14d-9 or 14e-2 under the Exchange Act or from furnishing a copy or excerpts of this Agreement to any person that makes an Acquiror Acquisition Proposal or that makes an inquiry that could lead to an Acquiror Acquisition Proposal.

          5.8  Meeting of Acquiror Stockholders.
               --------------------------------

               (a) Subject to Section 7.1, promptly after the date hereof, Acquiror shall take all actions necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Acquiror Stockholders' Meeting to be held as promptly as practicable. Acquiror shall cause Acquiror Stockholders' Meeting to be held on the same date and at the same time as the Target Stockholders' Meeting. Unless the Acquiror Board of Directors shall have withheld, withdrawn, amended or modified in a manner adverse to Target its unanimous recommendation in favor of the issuance of the shares of Acquiror Common Stock in the Merger in accordance with Section 5.8(c), Acquiror shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the issuance of the shares of Acquiror Common Stock in the Merger and will take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq and Delaware Law to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, Acquiror may adjourn or postpone the Acquiror Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the Acquiror stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Acquiror Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus ) there are insufficient shares of Acquiror Common Stock or Series A Preferred Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Acquiror Stockholders' Meeting. Acquiror shall ensure that the Acquiror Stockholders' Meeting is called, noticed, convened, held and conducted and that all proxies solicited by Acquiror in connection with the Acquiror Stockholders' Meeting are solicited, in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements.

               (b) Subject to Section 5.8(c): (i) The Acquiror Board of Directors shall unanimously recommend that Acquiror's stockholders vote in favor the issuance of the shares of Acquiror Common Stock in the Merger at the Acquiror Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Acquiror Board of Directors has unanimously recommended that Acquiror's stockholders vote in favor of the issuance of the shares of Acquiror Common Stock in the Merger at the Acquiror Stockholders' Meeting; and (iii) neither the Acquiror Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Target, the unanimous recommendation of the Acquiror Board of Directors that Acquiror's stockholders vote in favor of the issuance of the shares of Acquiror Common Stock in the Merger.

               (c) Nothing in this Agreement shall prevent the Acquiror Board of Directors from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the issuance of the shares of Acquiror Common Stock in the Merger if (i) an Acquiror Superior Offer is made to Acquiror or its stockholders and is not withdrawn, and (ii) the Acquiror Board of Directors or any committee thereof concludes in good faith, after consultation with its outside counsel, that, in light of such Acquiror Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Acquiror Board of Directors or any committee thereof to comply with its fiduciary obligations to Acquiror's stockholders under applicable law. For purposes of this Agreement, the term "Acquiror Superior
                                                          -----------------
Offer" shall mean any tender or exchange offer, proposal for a merger,
-----
consolidation, amalgamation, arrangement or other business combination involving, or a recapitalization of, Acquiror or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Acquiror other than the transactions contemplated or permitted by this Agreement (but excluding the entering into of partnerships, joint ventures, virtual joint ventures and other similar arrangements as part of the ordinary course business of Acquiror), that the Board of Directors of Acquiror determines in good faith to be more favorable to its stockholders than the transactions contemplated hereby, and for which financing is committed or for which, in the good faith judgment of the Board of Directors of Acquiror, financing is reasonably capable of being obtained by such third party.

          5.9  Public Disclosure.  Unless otherwise permitted by this Agreement,
               -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or nonconfidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with NASD.

          5.10 State Statutes.  If any state takeover law shall become
               --------------
applicable to the transactions contemplated by this Agreement, unless the Target Board of Directors or the Acquiror Board of Directors recommends a Superior Offer in accordance with Section 5.6(c) or Section 5.8(a), as applicable, Acquiror and its Board of Directors or Target and its Board of Directors, as the case may be, shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

          5.11 Listing of Additional Shares.  Prior to the Effective Time,
               ----------------------------
Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the Assumed Options.

          5.12 Target Affiliate Agreements .  Set forth in Section 5.12 of the
               ----------------------------
Target Disclosure Schedule is a list of those persons who may be deemed to be, in Target's reasonable judgment, affiliates of Target within the meaning of Rule 145 promulgated under the Securities Act (each a "Target Affiliate"). Target
                                                  ----------------
will provide Acquiror with such information and documents as Acquiror reasonably requests for purposes of reviewing such list. Target will use its commercially reasonable efforts to deliver or cause to be delivered to Acquiror, as promptly as practicable on or immediately following the date hereof, from each Target Affiliate an executed Affiliate Agreement in substantially the form of Exhibit B
                                                                       ---------
(the "Affiliate Agreement"), which will be in full force and effect as of the
      -------------------
Effective Time.

          5.13 Indemnification.
               ---------------

               (a) From and after the Effective Time, (i) Acquiror will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Target pursuant to any indemnification agreements between Target and any person who is a director or officer of Target or any of its Subsidiaries at any time between the date of this Agreement and the Effective Time (collectively, the "Indemnified Parties") and any indemnification provisions under Target's
     --------------------
Certificate of Incorporation or Bylaws as in effect on the date hereof and (ii) Acquiror will indemnify and hold harmless each of the Indemnified Parties against and from any costs, expenses (including reasonable attorneys' fees), settlement payments, claims, demands, judgments, fines, penalties, losses, damages or liabilities incurred in connection with any claim, suit, action or proceeding that arises from or relates to the Merger or any of the other transactions contemplated by this Agreement. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Target as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Target, unless such modification is required by law.

               (b) For a period of six (6) years after the Effective Time, Acquiror will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are covered by Target's directors' and officers' liability insurance policy as of the date hereof on terms comparable to those applicable to the current directors and officers of Target; provided, however, that in no event will the Surviving Corporation be required to expend in excess of one hundred fifty percent (150%) of the annual premium currently paid by Target for such coverage (or such coverage as is available for such one hundred fifty percent (150%) of such annual premium).

               (c)  In the event Acquiror or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Acquiror assume the obligations set forth in this Section 5.13.

               (d) This Section 5.13 is intended to benefit, and may be enforced by, the Indemnified Parties and their respective heirs, representatives, successors and assigns and, shall be binding on all successors and assigns of Acquiror and the Surviving Corporation. Acquiror and the Surviving Corporation jointly and severally agree to pay all fees and expenses, including attorneys' fees, that may be incurred by any Indemnified Party who is the prevailing party in an action seeking to enforce the indemnity and other obligations provided for in this Section 5.13.

          5.14 Filing of Form S-8.  As soon as practicable (but in no event
               ------------------
later than thirty (30) calendar days) following the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquiror Common Stock subject to Assumed Options pursuant to Section 1.6, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Options remain outstanding.

          5.15 Employment Matters.
               ------------------

               (a) Acquiror agrees that all employees of Target who continue employment with Acquiror or the Surviving Corporation after the Effective Time (the "Continuing Employees") shall be eligible to (i) continue to participate in
      --------------------
the Acquiror or Surviving Corporation's (as determined by Acquiror) health, vacation and other non-equity based employee benefit plans; provided, however, that (A) nothing in this Section 5.15 or elsewhere in this Agreement shall limit the right of Acquiror or the Surviving Corporation to amend or terminate any such health, vacation or other employee benefit plan at any time, and (B) if Acquiror or the Surviving Corporation amends or terminates any such health, vacation or other employee benefit plan, then, (1) subject to any necessary transition period, each Continuing Employee who immediately prior to the termination of such plan participated in such plan shall be eligible to participate in Acquiror's health, vacation and other non-equity based employee benefit plans, to substantially the same extent as employees of Acquiror in similar positions and at similar grade levels, (2) to the extent permitted by such plan, Acquiror shall credit each such Continuing Employee's service with Target, to the same extent as such service was credited under the similar employee benefit plans of Target immediately prior to the Effective Time, for purposes of determining eligibility to participate in such employee benefit plan of Acquiror, and (3) to the extent permitted or required by such employee benefit plan of Acquiror and applicable law, Acquiror shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Acquiror and shall provide each such Continuing Employee with credit for any co-payments previously made and any deductibles previously satisfied, and (ii) participate in Acquiror's equity-based plans to the same extent as similarly situated employees of Acquiror. Nothing in this
Section 5.15 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Acquiror or the Surviving Corporation and, subject to any other binding agreement between an employee and Acquiror or the Surviving Corporation, the employment with each Continuing Employee shall be "at will" employment. Acquiror shall review the health, vacation and other employee benefit plans of Target prior to the Effective Time in connection with its obligations under this Section 5.15(a).

               (b) Pursuant to the terms and conditions of the Target ESPP, Target's Board of Directors shall (i) cause the offering period currently in effect as of the date hereof to be the last such offering period under the Target ESPP, and (ii) cause all Purchase Rights to be exercised at the end of such offering period or otherwise ensure that the holders of such Purchase Rights have withdrawn from the Target ESPP in accordance with the terms thereof.

               (c) To the extent applicable, Acquiror and Target shall each take such reasonable steps as are required to cause the disposition and acquisition of equity securities (including derivative securities) pursuant to
Section 1 in connection with the consummation of the Merger by each individual who is an officer or director of Target to qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated under the Exchange Act.

               (d) Prior to the Effective Time, Target shall take such action as is necessary to terminate its 401(k) Plan (the "Target 401(k) Plan") and also
                                                   ------------------
shall take all necessary action to ensure that each employee of Target or any Target Subsidiary is fully vested in his or her account balance under the Target 401(k) Plan. As soon as practicable following IRS approval of the termination of the Target 401(k) Plan or such earlier time as Acquiror may deem reasonably practicable, the assets thereof shall be distributed and Acquiror shall permit the Continuing Employees to roll such distributions over into Acquiror's 401(k) Plan. Each Continuing Employee shall be entitled to full credit for the length of his or her employment with Target in respect of the eligibility of such Continuing Employee to participate in Acquiror's 401(k) Plan and in respect of vesting requirements related to contributions made by Target to the Target 401(k) Plan prior to the Effective Time.

               (e) Acquiror, prior to the Closing Date, shall have allocated and reserved severance and/or retention bonuses in an aggregate amount of not less than $250,000 as agreed among a majority of Richard Earnest, Frank T. Sample and Michael E. Singer (including $5,000 payable in exchange for voluntary cancellation and/or termination of the Target out-of-plan stock options described in Section 2.3(c) by the holder thereof).

          5.16 No Inconsistent Actions.  Subject to the terms and conditions
               -----------------------
hereof, neither Acquiror nor Target shall, nor shall they permit any of their respective Subsidiaries to, effectuate any transaction or enter into any agreement the effect of which would be to interfere with or otherwise impede consummation of the transactions contemplated hereby.

          5.17 Board of Directors. On the Closing Date, the Board of Directors
               ------------------
of Acquiror shall consist of eight persons, six designated by the Board of Directors of Acquiror from among its current members and two designated by the Board of Directors of Target (one of whom shall be Frank T. Sample provided that he is employed by Acquiror effective as of the Effective Time, and the other of whom shall be a designee of Warburg, Pincus Ventures, L.P. or such fund's general partner). At the Effective Time, Jeffrey S. Brown will serve as Chairman of the Board of Directors.

          5.18 Certain Approvals.  Target acknowledges and agrees that Acquiror
               -----------------
shall have the right to review and approve in writing (such approval to be granted in Acquiror's sole discretion) any payments or compensation made or caused to be made by, from or on the account of Target or any third party to any employee or consultant of Target, unless such payments are specifically identified and permitted under such employee or consultant's employment contract (or agreement of a similar nature) with Acquiror. Target shall not make or cause to be made any such payment or compensation prior to such written approval being delivered by Acquiror to Target.

                                  SECTION SIX

     6.   Conditions to the Merger.
          ------------------------

          6.1  Conditions to Obligations of Each Party to Effect the Merger.
               ------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the

Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a)  Stockholder Approval.  This Agreement shall have been duly
                    --------------------
adopted by the requisite vote under applicable law and Nasdaq rules by the respective stockholders of Target and Acquiror.

               (b)  No Injunctions or Restraints; Illegality.  No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any U.S. court of competent jurisdiction preventing the consummation of the Merger shall be in effect; nor shall any proceeding brought by a U.S. administrative agency or commission or other U.S. Governmental Entity seeking any of the foregoing (which is reasonably likely to succeed) be pending; nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by a U.S. court of competent jurisdiction or U.S. Governmental Entity that makes the consummation of the Merger illegal.

               (c)  Effectiveness of Registration Statement.  The SEC shall have
                    ---------------------------------------
declared the Registration Statement effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose, and no similar proceeding in respect to the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

               (d)  Nasdaq Listing. The shares of Acquiror Common Stock to be
                    --------------
issued in the Merger and upon exercise of the Assumed Options shall have been approved for listing with Nasdaq, subject only to official notice of issuance.

               (e)  Tax Opinion. Acquiror and Target each shall have received
                    -----------
written opinions of their respective legal counsel, dated on or about the date of, and referred to in, the Joint Proxy Statement/Prospectus as first mailed to stockholders of each of Acquiror and Target to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and such opinions shall not have been withdrawn; provided, however, that if counsel to either Acquiror or Target does not render such opinion or renders and withdraws such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party and does not withdraw such opinion. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror and Target.

               (f)  Fairness Opinions.  Each of Acquiror and Target shall have
                    -----------------
received true and correct copies of the final fairness opinions substantially identical in form and substance to the draft opinions previously delivered in accordance with Sections 2.27 and 3.24 hereof.

          6.2  Additional Conditions to Obligations of Target.  The obligations
               ----------------------------------------------
of Target to consummate and effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in writing by Target:

               (a)  Representations, Warranties and Covenants.  (i) The
                    -----------------------------------------
representations and warranties of Acquiror and MergerSub contained in this Agreement shall be accurate (x) where such representation or warranty is qualified by reference to materiality or Material Adverse Effect, in all respects, and (y) in all other cases, in all material respects, in each case as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (A) those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (B) any update of or modification to the Acquiror Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), and (ii) Acquiror and MergerSub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Acquiror and MergerSub as of the Effective Time.

               (b)  Compliance Certificate of Acquiror.  Target shall have been
                    ----------------------------------
provided with a certificate executed on behalf of Acquiror by its President and Chief Executive Officer or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.1(a) with respect to Acquiror and in Section 6.2(a) has been satisfied.

               (c)  Board of Directors. Acquiror shall have taken such action
                    ------------------
as may required so that, upon the Effective Time, the persons who are designated to become directors of Acquiror in accordance with Section 5.18 shall become directors of Acquiror.

               (d)  Third Party Consents.  The consent, approval or waiver of
                    --------------------
each person (other than the Governmental Entities referred to in Section 6.1) whose consent to or approval of the Merger shall be required under any note, bond, mortgage, indenture, deed of trust, license, lease, loan or credit agreement or other agreement or other instrument or obligation to which Acquiror is a party, or by which they or any of their respective properties may be bound or affected shall have been obtained and shall remain in full force and effect, except where the failure to have obtained such consent, waiver or approval, or the failure of any such consent, waiver or approval to be in full force and effect, would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror.

               (e)  No Material Adverse Effect.  There shall have occurred no
                    --------------------------
Material Adverse Effect in respect of the Acquiror.

          6.3  Additional Conditions to the Obligations of Acquiror and
               --------------------------------------------------------
MergerSub.  The obligations of Acquiror to consummate the Merger and effect the
---------
other transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Effective Time of each of the following, any of which may be waived in writing by Acquiror:

               (a)  Representations, Warranties and Covenants.  (i) The
                    -----------------------------------------
representations and warranties of Target contained in this Agreement shall be accurate (x) where such representation or warranty is qualified by reference to materiality or Material Adverse Effect, in all respects, and (y) in all other cases, in all material respects, in each case as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (A) those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (B) any update of or modification to the Target Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Target as of the Effective Time.

               (b)  Compliance Certificate of Target.  Acquiror shall have been
                    --------------------------------
provided with a certificate executed on behalf of Target by its President and Chief Executive Officer or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.1(a) and with respect to Target and in Section 6.3(a) has been satisfied.

               (c)  Affiliate Agreements. Acquiror shall have received from
                    --------------------
each of the Target Affiliates an executed Affiliate Agreement.

               (d)  Availability of Executives.
                    --------------------------

                         (i)  Each of Frank T. Sample, Stephen E. Hannah and not
less than four of the current officers of Target listed in Section 6.3(d)(1) of the Acquiror Disclosure Schedule shall be serving as officers of Target immediately prior to the Effective Time.

                         (ii) None of the individuals listed in Section
6.3(d)(2) of the Acquiror Disclosure Schedule shall have revoked, rescinded or otherwise breached his respective employment and/or retention agreements with Acquiror, and such agreements shall be in full force and effect as of and upon the Effective Time.

               (e)  Termination of SVB Loan Agreement. Target shall have
                    ---------------------------------
terminated that certain Loan and Security Agreement dated February 26, 1993 (as amended) between Target and Silicon Valley Bank, or such agreement shall have otherwise expired and no longer be in force and effect, unless such agreement has been amended and restated, or has been replaced with a new agreement, in accordance with Section 4.1(u).

               (f)  Termination of Certain Agreements.
                    ---------------------------------

                         (i)  All Target employees and consultants party to any
severance or employment agreement or any other agreement with Target or any Target Subsidiary pursuant to which such person enjoys severance benefits or any other benefits or rights in respect of a termination of such person's employment relationship with Target or any Target Subsidiary or the Surviving Corporation shall have delivered an acknowledgement of termination of such agreement in form and substance reasonably satisfactory to Acquiror.

                         (ii) All options, warrants, calls, rights, commitments,
agreements or arrangements listed on Section 2.3(d) of the Target Disclosure Schedule (excluding, however, the Target Stock Option Plans and the Assumed Options) shall have been exercised or otherwise shall have terminated or expired as of the Effective Time.

               (g)  Material Customer and Pipeline Confirmation. Acquiror shall
                    -------------------------------------------
have received assurances satisfactory to it from each Target customers classified under "Category A" in Section 2.29 of the Target Disclosure Schedule that (i) the Pipeline in respect of such Target customer was true, accurate and complete as of the Pipeline Date, and (ii) as of the date of execution of this Agreement, there had occurred no adverse change in or modification to the Pipeline in respect of such Target customer.

               (h)  Dissenting Stockholders.  The number of Target stockholders
                    -----------------------
dissenting or otherwise voting against the Merger shall not exceed 10% of the aggregate number of shares outstanding of Target Common Stock.

               (i)  Target Voting Agreements.  Acquiror shall have received
                    ------------------------
countersigned Target Voting Agreements from the persons listed on Section 6.3(i) of the Acquiror Disclosure Schedule; provided, that the aggregate shares held by such persons shall represent at least 51% of the aggregate number of shares outstanding of Target Common Stock.

               (j)  Third Party Consents.  The consent, approval or waiver of:
                    --------------------

                         (i)  each person (other than the Governmental Entities
referred to in Section 6.1) whose consent to or approval of the Merger shall be required under any note, bond, mortgage, indenture, deed of trust, license, lease, loan or credit agreement or other agreement or other instrument or obligation to which Target is a party, or by which they or any of their respective properties may be bound or affected, except where the failure to have obtained such consent, waiver or approval, or the failure of any such consent, waiver or approval to be in full force and effect, would not, individually or in the aggregate, have a Material Adverse Effect on Target; and

                         (ii) each party to the contracts listed on Section
6.3(j) of the Target Disclosure Schedule whose consent, approval or waiver is required or advisable in accordance therewith;

in each case shall have been obtained and shall remain in full force and effect.

               (k)  Target ESPP. (i) All offering periods under the Target ESPP
                    -----------
shall have expired in accordance with the terms of the Target ESPP, (ii) all Purchase Rights shall have been exercised at the end of the last such offering period or the holders of such Purchase Rights shall have otherwise withdrawn from the Target ESPP in accordance with the terms thereof, and (iii) Target's Board of Directors shall have terminated the Target ESPP in accordance with the terms thereof.

               (l)  Certain Assurances. Acquiror shall have (i) received true
                    ------------------
and correct copies of all patents and patent applications set forth in Section 2.12(b)(i) of the Target Disclosure Schedule, and (ii) received from each named inventor for each patent and patent application set forth in Section 2.12(b)(i) of the Target Disclosure Schedule a true and correct copy of invention assignment agreements in form and substance substantially similar to Target's standard form.

               (m)  No Material Adverse Effect.  There shall have occurred no
                    --------------------------
Material Adverse Effect in respect of Target.

                                 SECTION SEVEN

     7.   Termination, Amendment and Waiver.
          ---------------------------------

          7.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time, whether before or after the requisite approvals of the stockholders of Target or of Acquiror:

               (a) by mutual written consent duly authorized by the Boards of Directors of Acquiror and of Target;

               (b) by either Target or Acquiror if the Merger shall not have been consummated by July 31, 2001; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (c) by either Target or Acquiror if a U.S. Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

               (d) by either Target or Acquiror if (i) the Target Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and (ii) the required approval of the stockholders of Target contemplated in this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Target Stockholders' Meeting, or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Target where the failure to obtain stockholder approval of Target shall have been caused by the action or failure to act of Target and such action or failure to act constitutes a breach by Target of this Agreement;

               (e) by either Target or Acquiror if (i) the Acquiror Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and (ii) the required approval of the stockholders of Acquiror contemplated in this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Stockholders' Meeting, or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Acquiror where the failure to obtain stockholder approval of Acquiror shall have been caused by the action or failure to act of Acquiror and such action or failure to act constitutes a breach by Acquiror of this Agreement;

               (f) by Acquiror (at any time prior to the adoption of this Agreement by the required vote of Target's stockholders) if a Target Triggering Event (as defined below) shall have occurred;

               (g) by Target (at any time prior to the approval of this Agreement and the issuance of the shares of Acquiror Common Stock in the Merger by the required vote of Acquiror's stockholders) if an Acquiror Triggering Event (as defined below) shall have occurred;

               (h) by Acquiror (at any time prior to the adoption of this Agreement by the required vote of Target's stockholders) if an Acquiror Termination Event (as defined below) shall have occurred;

               (i) by Target (at any time prior to the approval of this Agreement and the issuance of the shares of Acquiror Common Stock in the Merger by the required vote of Acquiror's stockholders) if a Target Termination Event (as defined below) shall have occurred;

               (j) by Acquiror or Target upon the occurrence of a Material Adverse Effect with respect to the other party;

               (k)  by Acquiror if it exercises its rights under Section 5.8(c);

               (l) by Target, upon a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement or if any representation or warranty of Acquiror shall have become untrue, in either case such that any condition set forth in Section 6.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in Acquiror's representations and warranties or breach by Acquiror is curable by Acquiror through the exercise of its commercially reasonable efforts, then Target may not terminate this Agreement under this Section 7.1(l) for thirty
(30) days after delivery of written notice from Target to Acquiror of such breach; provided further, however, that Acquiror continues to exercise commercially reasonable efforts to cure such breach (it being understood that Target may not terminate this Agreement pursuant to this Section 7.1(l) if it shall have materially breached this Agreement or if such breach by Acquiror is cured during such thirty (30) day period); provided further, however, that Target shall have no right to terminate under this Section 7.1(l) if there exists a breach of any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement or if any representation or warranty of Target shall have become untrue, in either case such that any condition set forth in Section 6.3(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue;

               (m) by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement or if any representation or warranty of Target shall have become untrue, in either case such that any condition set forth in Section 6.3(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in Target's representations and warranties or breach by Target is curable by Target through the exercise of its commercially reasonable efforts, then Acquiror may not terminate this Agreement under this Section 7.1(m) for thirty (30) days after delivery of written notice from Acquiror to Target of such breach; provided further, however, that Target continues to exercise commercially reasonable efforts to cure such breach (it being understood that Acquiror may not terminate this Agreement pursuant to this Section 7.1(m) if it shall have materially breached this Agreement or if such breach by Target is cured during such thirty
(30) day period); provided further, however, that Acquiror shall have no right to terminate under this Section 7.1(m) if there exists a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement or if any representation or warranty of Acquiror shall have become untrue, in either case such that any condition set forth in Section 6.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; or

               (n) by Acquiror if any person does not provide the assurances described in Section 6.3(g).

          For the purposes of this Agreement, an "Acquiror Termination Event"
                                                  --------------------------
shall be deemed to have occurred if Target shall have breached in any material respect its obligations under Section 5.7(a).

          For the purposes of this Agreement, a "Target Termination Event" shall
                                                 ------------------------
be deemed to have occurred if Acquiror shall have breached in any material respect its obligations under Section 5.7(b).

          For the purposes of this Agreement, a "Target Triggering Event" shall
                                                 -----------------------
be deemed to have occurred if: (i) the Target Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Acquiror its unanimous recommendation in favor of the adoption of this Agreement, (ii) Target shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the Target Board of Directors in favor of the adoption of this Agreement, (iii) the Target Board of Directors fails to reaffirm its unanimous recommendation in favor of the adoption of this Agreement within seven (7) calendar days after Acquiror requests in writing that such recommendation be reaffirmed at any time following the public announcement of any Target Acquisition Proposal, (iv) the Target Board of Directors or any committee thereof shall have approved, endorsed or publicly recommended any Target Superior Offer, (v) Target shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Target Superior Offer, or (vi) a tender or exchange offer relating to securities of Target shall have been commenced by a person unaffiliated with Acquiror, and Target shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Target recommends rejection of such tender or exchange offer.

          For the purposes of this Agreement, a "Acquiror Triggering Event"
                                                 -------------------------
shall be deemed to have occurred if: (i) the Acquiror Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Target its unanimous recommendation in favor of the issuance of the shares of Acquiror Common Stock in the Merger, (ii) Acquiror shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the Acquiror Board of Directors in favor of the issuance of the shares of Acquiror Common Stock in the Merger, (iii) the Acquiror Board of Directors fails to reaffirm its unanimous recommendation in favor of the issuance of the shares of Acquiror Common Stock in the Merger within seven (7) calendar days after Target requests in writing that such recommendation be reaffirmed at any time following the public announcement of any Acquiror Superior Offer, (iv) the Acquiror Board of Directors or any committee thereof shall have approved, endorsed or publicly recommended any Acquiror Superior Offer that does not include consummation of the Merger, (v) Acquiror shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquiror Superior Offer that does not include consummation of the Merger, or (vi) a tender or exchange offer relating to securities of Acquiror shall have been commenced by a person unaffiliated with Target that does not include consummation of the Merger, and Acquiror shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Target recommends rejection of such tender or exchange offer.

          7.2  Notice of Termination; Effect of Termination.  Any termination of
               --------------------------------------------
this Agreement under Section 7.1 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Section 8, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

          7.3  Fees and Expenses.
               -----------------

               (a)  General. Except as set forth in this Section 7.3, all fees
                    -------
and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated; provided, however, that Acquiror and Target shall equally bear the payment of all fees and expenses incurred in relation to the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto, the listing of shares of Acquiror Common Stock contemplated under Section 5.11; provided further, however, that notwithstanding the foregoing such sharing of expenses shall not include each party's attorneys', accountants' and fairness opinion fees and expenses (which shall be borne wholly by the party incurring such expenses).

               (b)  Termination Payments.
                    --------------------

                         (i)  In the event that this Agreement is terminated (a)
by Acquiror pursuant to Section 7.1(f) or 7.1(h), (b) by Acquiror pursuant to
Section 7.1(k), or (c) by Target pursuant to Section 7.1(g) or 7.1(i), then Target (solely in the case of clause (a)) or Acquiror (solely in the case of clauses (b) and (c)), as the case may be, shall make a nonrefundable cash payment to the other party, in immediately available funds within two business days after such termination, in an amount equal to the sum of (A) the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Acquiror in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger, and (B) a break-up fee (the "Break-up Fee") of
                                                            ------------
Five Hundred Thousand Dollars ($500,000). In addition, in the event that Target, within twelve (12) months after any termination of this Agreement pursuant to
Section 7.1(f) or 7.1(h), consummates or otherwise enters into an agreement providing for a Target Acquisition Transaction with a party other than Acquiror, then Target shall make a nonrefundable cash payment to Acquiror, in immediately available funds within two business days after such consummation or other agreement, in an amount equal to the sum of (x) One Million Dollars ($1,000,000) less (y) any Break-Up Fee paid by Target to Acquiror.
----

                         (ii) Each party acknowledges and agrees that the
agreement contained in this Section 7.3(b) is an integral part of the transactions contemplated in this Agreement, and that, without this agreement, neither party would enter into this Agreement; accordingly, if a responsible party fails promptly to pay the amounts due pursuant to this Section 7.3(b), then (i) such party shall reimburse the other for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this Section 7.3(b), and (ii) such party shall pay to the other all interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Acquiror in full) at a rate per annum equal to the "prime rate" (as announced by The Chase Manhattan Bank or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

               (c)  Payment Not in Lieu of Damages. Payment of the fees
                    ------------------------------
described in Section 7.3 shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

          7.4  Amendment.  Subject to applicable law, this Agreement may be
               ---------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Acquiror and Target authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either Target or Acquiror; provided, however, that after any approval of the transactions contemplated by this Agreement by Target's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Target stockholders hereunder other than as contemplated by this Agreement. Any amendment or waiver effected in accordance with this Section 7.4 shall be binding upon the parties and their respective successors and assigns.

          7.5  Extension; Waiver.  At any time prior to the Effective Time any
               -----------------
party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 SECTION EIGHT

     8.   General Provisions.
          ------------------

          8.1  No Survival of Representations, Warranties, Pre-Closing
               -------------------------------------------------------
Covenants. None of the representations, warranties and pre-closing covenants set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

          8.2  Notices.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice:

               (a)  if to Acquiror, to:

                    Data Critical Corporation
                    19820 North Creek Parkway, Suite 100
                    Bothell, WA 98
                    Attention: Chief Financial Officer
                    Facsimile No.: (425) 482-7010
                    Telephone No.: (425) 482-7000

                    with a copy to:

                    Orrick, Herrington & Sutcliffe, LLP
                    719 Second Avenue, Suite 900
                    Seattle, WA 98104
                    Attention:  Scott J. Moore, Esq.
                    Facsimile No.: (206) 839-4301
                    Telephone No.: (206) 839-4300

               (b)  if to Target, to:

                    VitalCom Inc.
                    15222 Del Amo Avenue
                    Tustin, CA 92680
                    Attention: Chief Executive Officer, President
                    Facsimile No.: (714) 571-3945
                    Telephone No.: (714) 546-0147
                    with a copy to:

                    Higham, McDonnell & Dunning LLP
                    28202 Cabot Road, Suite 450
                    Laguna Niguel, CA 92677-1250
                    Attention:  Douglas F. Higham, Esq.
                    Facsimile No.:  949-365-5522
                    Telephone No.: 949-365-5518

          8.3  Interpretation.
               --------------

               (a) When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated.

               (b)  Any reference to a party's "knowledge" or "Knowledge" means
                                                ---------      ---------
such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in question.

               (c)  The words "include," "includes" and "including" when used
                               -------    --------       ---------
herein shall be deemed in each case to be followed by the words "without
                                                                 -------
limitation."
----------

               (d)  The phrase "made available" in this Agreement shall mean
                                --------------
that the information referred to has been made available if requested by the party to whom such information is to be made available.

               (e)  Any reference to a "Material Adverse Effect" with respect
                                        -----------------------
to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely to have a materially adverse effect on (x) the financial condition, business or results of operations of such entity and its subsidiaries, taken as a whole, or (y) the ability of a party and its Subsidiaries to perform its obligations hereunder to otherwise consummate the Merger; provided, however, that "Material Adverse Effect" shall not include (a) changes in the trading price of such entity's common stock; or (b) any change attributable to or resulting from a change in general economic or capital market conditions or any change in GAAP.

               (f)  The phrases "the date of this Agreement" and "the date
                                 --------------------------       --------
hereof," and terms of similar import, unless the context otherwise requires,
------
shall be deemed to refer to March 12, 2001.

               (g) The term "person" as used in this Agreement shall be construed broadly to include any individual, entity, "group" (within the meaning of Rule 13d-3 under the Exchange Act) or Governmental Entity.

               (h) For purposes of this Agreement, an entity shall be deemed to be a "Subsidiary" of another person if such person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such entity that is sufficient to enable such person to elect at least a majority of the members of such entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such entity.

               (i) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          8.5  Entire Agreement; Nonassignability; Parties in Interest.  This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Target Disclosure Schedule and the Acquiror Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms; (b) except as specifically provided herein, are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided; provided, however, that Acquiror shall have the right to assign this Agreement together with any related agreements and documents to any person or entity acquiring it or otherwise succeeding to its interest by merger, consolidation or otherwise.

          8.6  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that in the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

          8.7  Remedies Cumulative.  Except as otherwise provided herein, any
               -------------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          8.8  Enforcement of Agreement. The parties hereto agree that
               ------------------------
irreparable damage would occur in the event that the provisions contained in
Section 5.4 of this Agreement and the terms and conditions of the Confidentiality Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section
5.4 of this Agreement and the terms and conditions of the Confidentiality Agreement and to enforce specifically the terms and provisions thereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          8.9  Governing Law.  This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of New Castle County, Delaware. THE PARTIES HERETO IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

          8.10 Rules of Construction.  The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          8.11 No Personal Liability.
               ---------------------

               (a) No director or officer of Target shall have any personal liability whatsoever to Acquiror under this Agreement, or any other document delivered in connection with the Merger on behalf of Target.

               (b) No director or officer of Acquiror shall have any personal liability whatsoever to Target under this Agreement, or any other document delivered in connection with the Merger on behalf of Acquiror.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, VitalCom Inc., Data Critical Corporation and Viper Acquisition Corp. have executed this Agreement as of the date first written above.

                     VITALCOM INC.



                     By:  /s/ Frank T. Sample
                          ------------------------------------------------------
                     Name:
                     Title:   President and Chief Executive Officer


                     DATA CRITICAL CORPORATION



                     By:  /s/ Michael E. Singer
                          ------------------------------------------------------
                     Name:   Michael E. Singer
                     Title: Executive Vice President and Chief Financial Officer



                     VIPER ACQUISITION CORP.



                     By:  /s/ Michael E. Singer
                          ------------------------------------------------------
                     Name:  Michael E. Singer
                     Title:  Chief Financial Officer and Secretary


                SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                   EXHIBITS
                                   --------



     Exhibit A -    Form of Certificate of Merger

     Exhibit B -    Form of Affiliate Agreement